QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Superior Essex Inc.
Atlanta, Georgia

        We have audited the accompanying consolidated balance sheet of Superior Essex Inc. and subsidiaries (successor) as of December 31, 2003 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the period November 11, 2003 (inception) to December 31, 2003. We have audited the accompanying consolidated balance sheet of Superior TeleCom Inc. and subsidiaries (predecessor) as of December 31, 2002 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the period January 1, 2003 to November 10, 2003 and the year ended December 31, 2002. These financial statements are the responsibility of management of the companies. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Superior TeleCom Inc. as of December 31, 2001 and for the year then ended, before the inclusion of disclosures described in Note 2, under "Goodwill", and the reclassification described in Note 2, under "New Accounting Standards", to the financial statements, were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those financial statements in their report dated February 18, 2002 (except with respect to certain footnotes described in their report as to which the date was March 28, 2002).

        We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        As discussed in Note 1 to the consolidated financial statements, on October 22, 2003, the Bankruptcy Court entered an order confirming the plan of reorganization which became effective after the close of business on November 10, 2003. Accordingly, the accompanying financial statements of Superior Essex Inc. and subsidiaries have been prepared in conformity with AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code," as a new entity with assets, liabilities, and a capital structure having carrying values not comparable with that of Superior TeleCom Inc. and subsidiaries for prior periods, as described in Note 1.

        In our opinion, the consolidated financial statements referred to above of Superior Essex Inc. and subsidiaries present fairly, in all material respects, the financial position of Superior Essex Inc. and subsidiaries as of December 31, 2003, and the results of their operations and their cash flows for the period from November 11, 2003 to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. Further, in our opinion, the 2002 and 2003 financial statements referred to above for Superior TeleCom Inc. and subsidiaries, present fairly, in all material respects, the financial position of Superior TeleCom Inc. and subsidiaries as of December 31, 2002 and the results of their operations and their cash flows for the period January 1, 2003 to November 10, 2003, and the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Note 2 to the consolidated financial statements, (1) effective January 1, 2002 the method of accounting for goodwill and other intangible assets was changed to conform with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets"; (2) a loss on early extinguishment of debt which occurred in the year ended December 31, 2001 and previously reported as extraordinary, was reclassified to other (expense) income to conform with Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections"; (3) effective January 1, 2003, the accounting for costs associated with exit or disposal activities was changed to conform with Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" and was applied to exit and disposal costs incurred in 2003; and (4) effective June 1, 2003, Statement of Financial Accounting Standards, No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" was adopted and applied to financial instruments issued after that date.

        As discussed above, the consolidated financial statements of Superior TeleCom Inc. and subsidiaries as of December 31, 2001 and for the year then ended were audited by other auditors who have ceased operations. These 2001 consolidated financial statements have been revised as follows:

        1.     The transitional disclosures required by Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," which was adopted by the Company as of January 1, 2002 are included in Note 2, under "Goodwill". Our audit procedures with respect to the disclosures in Note 2, under "Goodwill", with respect to 2001 included (1) comparing the previously reported net loss to the previously issued financial statements and the adjustments to reported net loss representing goodwill amortization expense (including any related income tax effect) recognized in those periods, to the underlying analysis obtained from management, and (2) testing the mathematical accuracy of the reconciliation of adjusted net loss to reported net loss and related loss-per-share amounts.

        2.     As described in Note 2, under "New Accounting Standards", the consolidated financial statements for 2001 have been reclassified to give effect to Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections," (SFAS 145) which was adopted on January 1, 2003. We audited the adjustments described in Note 2, under "New Accounting Standards", that were applied to conform the 2001 financial statements to the presentation required by SFAS 145. Our audit procedures with respect to 2001 included (1) comparing the amounts reclassified to other (expense) income and benefit for income taxes in the consolidated statements of operations to the underlying accounting analysis obtained from management, (2) on a test basis, comparing the amounts reclassified to other (expense) income and benefit for income taxes to independent supporting documentation, and (3) testing the mathematical accuracy of the underlying analysis.

        In our opinion, such disclosures are appropriate and reclassifications have been properly applied. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements of Superior TeleCom Inc. other than with respect to such disclosures and reclassifications, and accordingly, we do not express an opinion or any other form of assurance on the 2001 consolidated financial statements taken as a whole.

/s/ Deloitte & Touche LLP
Atlanta, Georgia
March 19, 2004
(July 30, 2004 as to Note 21)

REPORT OF PREDECESSOR INDEPENDENT PUBLIC ACCOUNTANTS

        The following report is a copy of a report previously issued by Arthur Andersen LLP and it has not been reissued by Arthur Andersen LLP.

To Superior Telecom Inc.:

        We have audited the accompanying consolidated balance sheets of Superior Telecom Inc. (a Delaware corporation) and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Superior Telecom Inc. and subsidiaries as of December 31, 2001 and 2002, and the results of their operations and their cash flows for the each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

/s/  ARTHUR ANDERSEN LLP

Atlanta, Georgia
February 18, 2002

(except with respect to Notes 1, 6, 7 and 20,
as to which the date is March 28, 2002)

SUPERIOR ESSEX INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	Superior Essex Inc. As of December 31, 2003	Superior TeleCom Inc. As of December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$10,606	$7,101
Accounts receivable, net	100,893	84,515
Inventories, net	119,787	104,363
Other current assets	23,316	65,199

Total current assets	254,602	261,178
Property, plant and equipment, net	223,318	275,127
Other assets	9,005	34,300

Total assets	$486,925	$570,605

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Short term borrowings	$42,755	$57,691
Current portion of long term debt	—	1,107,231
Accounts payable	35,866	32,411
Accrued expenses	58,199	75,507

Total current liabilities	136,820	1,272,840
Long term debt, less current portion	157,000	—
Other long term liabilities, primarily pension obligations	29,213	44,519

Total liabilities	323,033	1,317,359

Mandatorily Redeemable Trust Convertible Preferred Securities of Superior Trust I holding solely convertible debentures of Superior TeleCom Inc., net of discount	—	137,270
Commitments and contingencies (Note 17)
Stockholders' equity (deficit):
Common stock of Superior Essex Inc. ($.01 par value; 33,000,000 shares authorized; 16,500,000 shares issued at December 31, 2003)	165	—
Common stock of Superior TeleCom Inc. (22,179,834 shares issued at December 31, 2002)	—	222
Capital in excess of par value	168,135	44,828
Accumulated other comprehensive income (loss)	1,221	(13,051)
Accumulated deficit	(2,443)	(897,645)

	167,078	(865,646)
Equity based unearned compensation	(3,186)	—
Treasury stock of Superior TeleCom Inc., at cost (795,210 shares at December 31, 2002)	—	(18,378)

Total stockholders' equity (deficit)	163,892	(884,024)

Total liabilities and stockholders' equity (deficit)	$486,925	$570,605

The accompanying notes are an integral part of these consolidated financial statements.

SUPERIOR ESSEX INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Superior Essex Inc.	Superior TeleCom Inc.
	Period November 11, 2003 to December 31, 2003	Period January 1, 2003 to November 10, 2003	Years Ended December 31,
			2002	2001
Net sales	$126,409	$861,629	$1,439,958	$1,747,302
Cost of goods sold	116,354	764,311	1,268,695	1,471,409

Gross profit	10,055	97,318	171,263	275,893
Selling, general and administrative expenses	10,284	71,969	143,950	156,017
Restructuring and other charges	1,184	8,638	37,757	5,358
Amortization of goodwill	—	—	—	21,057
Loss on asset sale and impairments (Notes 5 and 15)	—	—	502,578	—

Operating income (loss)	(1,413)	16,711	(513,022)	93,461
Interest expense (contractual interest of $113,500 for the period January 1, 2003 to November 10, 2003)	(2,650)	(26,659)	(114,323)	(115,048)
Other (expense) income, net	349	(785)	(2,916)	(3,324)

Loss before reorganization items, income taxes, distributions on preferred securities of Superior Trust I, minority interest and cumulative effect of accounting change for goodwill impairment	(3,714)	(10,733)	(630,261)	(24,911)
Reorganization items	—	890,729	—	—

Income (loss) before income taxes, distributions on preferred securities of Superior Trust I, minority interest and cumulative effect of accounting change for goodwill impairment	(3,714)	879,996	(630,261)	(24,911)
Benefit for income taxes	1,271	2,759	106,665	5,340

Income (loss) before distributions on preferred securities of Superior Trust I, minority interest and cumulative effect of accounting change for goodwill impairment	(2,443)	882,755	(523,596)	(19,571)
Distributions on preferred securities of Superior Trust I	—	(5,050)	(16,654)	(15,362)

Income (loss) before minority interest and cumulative effect of accounting change for goodwill impairment	(2,443)	877,705	(540,250)	(34,933)
Minority interest in losses of subsidiaries	—	—	3,462	2,430

Income (loss) before cumulative effect of accounting change for goodwill impairment	(2,443)	877,705	(536,788)	(32,503)
Cumulative effect of accounting change for goodwill impairment	—	—	(424,503)	—

Net income (loss)	$(2,443)	$877,705	$(961,291)	$(32,503)

Net income (loss) per share of common stock:
Basic:
Income (loss) before cumulative effect of accounting change for goodwill impairment	$(0.15)	$40.25	$(25.22)	$(1.58)
Cumulative effect of accounting change for goodwill impairment, net	—	—	(19.94)	—

Net income (loss) per basic share of common stock	$(0.15)	$40.25	$(45.16)	$(1.58)

Diluted:
Income (loss) before cumulative effect of accounting change for goodwill impairment	$(0.15)	$34.43	$(25.22)	$(1.58)
Cumulative effect of accounting change for goodwill impairment, net	—	—	(19.94)	—

Net income (loss) per diluted share of common stock	$(0.15)	$34.43	$(45.16)	$(1.58)

Weighted average shares outstanding:
Basic	16,500	21,809	21,287	20,635
Diluted	16,500	25,640	21,287	20,635

The accompanying notes are an integral part of these consolidated financial statements.

SUPERIOR ESSEX INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

(in thousands, except share data)

						Treasury Stock of Superior Telecom Inc.
	Common Stock			Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Accumulated Deficit)
			Capital in Excess of Par					Equity based Unearned Compensation		Comprehensive Income (Loss)
	Shares	Amount				Shares	Amount		Total
Superior TeleCom Inc.:
Balance December 31, 2000	21,133,361	$211	$40,937	$(8,485)	$96,483	828,300	$(19,143)	$—	$110,003
Employee stock purchase plan	534,300	6	890	—	—	—	—	—	896
Stock options and grants	—	—	1,824	—	(147)	(14,943)	346	—	2,023
Net loss	—	—	—	—	(32,503)	—	—	—	(32,503)	$(32,503)
Other comprehensive income (loss):
Foreign currency translation adjustment	—	—	—	(2,283)	—	—	—	—	(2,283)	(2,283)
Additional minimum pension liability (net of tax benefit of $1,221)	—	—	—	(1,305)	—	—	—	—	(1,305)	(1,305)
Change in unrealized gains (losses) on derivatives, net	—	—	—	(91)	—	—	—	—	(91)	(91)

Total comprehensive loss										$(36,182)

Balance December 31, 2001	21,667,661	217	43,651	(12,164)	63,833	813,357	(18,797)	—	76,740
Employee stock purchase plan	163,575	2	157	—	—	—	—	—	159
Stock options and grants	348,598	3	1,020	—	(187)	(18,147)	419	—	1,255
Net loss	—	—	—	—	(961,291)	—	—	—	(961,291)	$(961,291)
Other comprehensive income (loss):
Foreign currency translation adjustment	—	—	—	6,195	—	—	—	—	6,195	6,195
Additional minimum pension liability (net of tax benefit of $3,839)	—	—	—	(6,492)	—	—	—	—	(6,492)	(6,492)
Change in unrealized gains (losses) on derivatives, net	—	—	—	(590)	—	—	—	—	(590)	(590)

Total comprehensive loss										$(962,178)

Balance December 31, 2002	22,179,834	222	44,828	(13,051)	(897,645)	795,210	(18,378)	—	(884,024)
Employee stock purchase plan	—
Stock options and grants	—	4	711	—	(173)	(16,741)	387	—	929
Net income	—	—	—	—	877,705	—	—	—	877,705	$877,705
Other comprehensive income:
Foreign currency translation adjustment	—	—	—	(341)	—	—	—	—	(341)	(341)
Additional minimum pension liability	—	—	—	1,712	—	—	—	—	1,712	1,712
Change in unrealized gains (losses) on derivatives, net	—	—	—	3,697	—	—	—	—	3,697	3,697
Other	—	—	—	(26)	—	—	—	—	(26)	(26)

Total comprehensive income										$882,747

Plan of reorganization and fresh-start:
Elimination of accumulated deficit	—		—		—		8,009	20,113	—	—	—	28,122
Cancellation of Superior TeleCom Inc. Shares	(22,179,834)		(226)		(45,539)		—	—	(778,469)	17,991	—	(27,774)

Balance November 10, 2003	—	$		$		$		$—	—	$—	$—	$—

Superior Essex Inc.:
Balance November 11, 2003	—	$		$		$		$—	—	$—	$—	$—
Issuance of stock under plan of reorganization	16,500,000		165		164,835		—	—	—	—	—	165,000
Restricted stock awards	—		—		3,300		—	—	—	—	(3,300)	—
Recognition of unearned equity-based compensation	—		—		—		—	—	—	—	114	114
Net loss	—		—		—		—	(2,443)	—	—	—	(2,443)	$(2,443)
Other comprehensive income (loss):
Foreign currency translation adjustment	—		—		—		876	—	—	—	—	876	876
Change in unrealized gains(losses) on derivatives, net of deferred tax of $250	—		—		—		380	—	—	—	—	380	380
Other	—		—		—		(35)	—	—	—	—	(35)	(35)

Total comprehensive loss													$(1,222)

Balance December 31, 2003	16,500,000		$165		$168,135		$1,221	$(2,443)	—	$—	$(3,186)	$163,892

The accompanying notes are an integral part of these consolidated financial statements.

SUPERIOR ESSEX INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Superior Essex Inc.	Superior TeleCom Inc.
	Period November 11, 2003 to December 31, 2003	Period January 1, 2003 to November 10, 2003	Year Ended December 31,
			2002	2001
Cash flows from operating activities:
Income (loss) before cumulative effect of accounting change for goodwill impairment	$(2,443)	$877,705	$(536,788)	$(32,503)
Adjustments to reconcile income (loss) before cumulative effect of accounting change for goodwill to net cash provided by (used for) operating activities:
Depreciation and goodwill amortization	2,574	25,114	43,711	67,249
Deferred distributions on Trust Convertible Preferred Securities	—	5,050	15,424	7,775
Amortization of deferred financing costs	122	7,058	16,211	8,183
Interest costs satisfied by payment-in-kind notes	—	—	21,205	—
Write-down of idled property, plant and equipment	—	3,083	22,812	—
Loss on asset sale and impairments	—	—	502,578	—
Loss on early extinguishment of debt	—	—	—	4,594
Deferred taxes	(573)	(3,259)	(62,551)	(2,492)
Minority interest in losses of subsidiary	—	—	(3,462)	(2,430)
Reorganization items	—	(890,729)	—	—
Change in assets and liabilities:
Accounts receivable, net	4,473	(20,830)	7,986	75,041
Inventories, net	12,111	(18,716)	52,527	(4,266)
Other current and noncurrent assets	(9,077)	54,305	(39,566)	(1,719)
Accounts payable and accrued expenses	(10,940)	33,615	(55,445)	(53,588)
Other, net	459	7,910	3,051	(6,949)

Cash flows provided by (used for) operating activities before reorganization items	(3,294)	80,306	(12,307)	58,895
Reorganization items paid, net	—	(8,663)	—	—

Cash flows provided by (used for) operating activities	(3,294)	71,643	(12,307)	58,895

Cash flows from investing activities:
Capital expenditures	(1,739)	(2,838)	(10,123)	(27,264)
Net proceeds from the sale of assets	—	5,681	83,576	6,389
Superior Israel customer loan repayments (advances)	—	—	6,157	(13,018)
Other	—	633	1,013	11

Cash flows provided by (used for) investing activities	(1,739)	3,476	80,623	(33,882)

Cash flows from financing activities:
Repayments of short-term borrowings, net	(309)	(56,537)	(66,697)	(35,612)
Borrowings (repayments) under revolving credit facilities, net	(842)	14,222	30,239	94,199
Debt issuance costs	—	(3,900)	(3,939)	(2,269)
Long-term borrowings—Israel	—	—	1,479	17,326
Repayments of long-term borrowings	—	(20,203)	(41,677)	(91,561)
Other, net	—	—	159	(627)

Cash flows used for financing activities	(1,151)	(66,418)	(80,436)	(18,544)

Effect of exchange rate changes on cash	558	430	(90)	(160)

Net increase (decrease) in cash and cash equivalents	(5,626)	9,131	(12,210)	6,309
Cash and cash equivalents at beginning of period	16,232	7,101	19,311	13,002

Cash and cash equivalents at end of period	$10,606	$16,232	$7,101	$19,311

Supplemental disclosures:
Cash paid for interest, net of amount capitalized	$4,642	$25,787	$85,437	$122,256
Cash (received) paid for income taxes, net	$65	$(58,331)	$(17,262)	$1,216

The accompanying notes are an integral part of these consolidated financial statements.

SUPERIOR ESSEX INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    Background and Organization

Description of business and basis of presentation

        Superior Essex Inc. (together with its subsidiaries, unless the context otherwise requires, the "Company" or "SEI"), a Delaware holding company, and its operating subsidiaries were recently formed to acquire and conduct the business formerly conducted by Superior TeleCom Inc. ("Superior TeleCom"), and its subsidiaries, pursuant to a plan of reorganization confirmed by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") and implemented by Superior TeleCom effective November 10, 2003 as discussed below. As a result of the reorganization and the Company's implementation of fresh start reporting as described below, the consolidated financial statements of the Company (the successor entity for purposes of fresh start reporting) for periods subsequent to November 10, 2003 reflect a new basis of accounting and are not comparable to the historical consolidated financial statements of Superior TeleCom, the Company's predecessor, for periods prior to the effective date of the plan of reorganization.

        The Company is a manufacturer and supplier of communications wire and cable products and magnet wire and insulation materials for motors, transformers and electrical controls. The Company also converts copper cathode to copper rod for sale to other wire and cable manufacturers. Prior to December 11, 2002, Superior TeleCom was also a manufacturer of building and industrial wire for applications in commercial and residential construction and industrial facilities. The Company operates manufacturing and distribution facilities in the United States, the United Kingdom and Mexico.

Chapter 11 Filing and Reorganization

        On March 3, 2003, Superior TeleCom and certain of its U.S. subsidiaries (collectively, the "Debtors") filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code and continued to manage their properties and operate their businesses as "debtors-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. The Company's United Kingdom and Mexican operations were not included in the Chapter 11 filings.

        Superior TeleCom decided to file a reorganization proceeding because it had been experiencing continued liquidity shortfalls, which hampered its ability to meet interest and principal obligations on its long-term indebtedness. These shortfalls were primarily a result of both the overall global economic downturn and specific industry conditions, including reduced demand levels in the magnet wire and communications sectors caused by, among other things, substantial spending reductions by the regional Bell operating companies ("RBOCs") and independent telephone operating companies.

        Under the Bankruptcy Code, actions to collect pre-petition indebtedness, as well as most other pending litigation, were stayed and certain contractual provisions could not be enforced against Superior TeleCom. Absent an order of the Bankruptcy Court, substantially all pre-petition liabilities were subject to settlement under a plan of reorganization voted upon by certain classes of the Company's creditors and approved by the Bankruptcy Court.

        As part of the Chapter 11 proceedings, Superior TeleCom filed its original Joint Plan of Reorganization and related disclosure statement on July 30, 2003. On August 28, 2003, Superior TeleCom filed an amended Joint Plan of Reorganization and disclosure statement. As further modified, the amended plan, was confirmed by order of the Bankruptcy Court on October 22, 2003 and became effective on November 10, 2003.

        In accordance with the plan of reorganization, on November 10, 2003, the effective date of the plan, the Company acquired the business formerly conducted by Superior TeleCom and its subsidiaries, and Superior TeleCom and certain of its dormant subsidiaries were deemed dissolved and ceased to have continuing corporate existences, subject only to obligations under the plan of reorganization to satisfy allowed claims. Except as otherwise provided in the plan of reorganization, the Company's new bank credit facility (see Note 6) or any agreement, instrument or indenture relating thereto, on and after the effective date of the plan, all property of Superior TeleCom and its subsidiaries vested in the Company, free and clear of all liens, claims, charges or other encumbrances. On and after the effective date of the plan of reorganization, the Company began operating its business without supervision or approval by the Bankruptcy Court.

        The plan of reorganization provided for the following to occur as of the effective date of the plan (or as soon thereafter as practicable):

  •
  the distribution to Superior TeleCom's senior secured debt holders or their transferees of (1) 16,500,000 shares of common stock of SEI, representing 100% of the outstanding common stock of SEI, (2) 5,000,000 shares of series A non-convertible preferred stock of Superior Essex Holding Corp. ("SEHC"), SEI's direct subsidiary, referred to herein as the series A preferred stock, and (3) $145 million principal amount of senior notes jointly issued by Superior Essex Communications LLC ("SEC-LLC"), SEHC's direct subsidiary, and Essex Group, Inc. ("EGI"), SEHC's indirect subsidiary, having a five-year term, referred to herein as the senior notes;

  •
  the distribution to holders of Superior TeleCom's senior subordinated notes of warrants to purchase, until May 10, 2006, up to 868,421 shares of common stock of SEI at a price of $25.00 per share;

  •
  the payment of $3 million in cash to holders of general unsecured claims against Superior TeleCom;

  •
  the consummation of a new $120 million senior secured revolving credit facility (see Note 6) to (1) fund repayment of Superior TeleCom's "debtor in possession," or DIP, Credit Facility and certain expenses relating to the plan of reorganization, (2) provide for working capital needs, (3) fund debt service on the senior notes of SEC-LLC and EGI and SEHC's series A preferred stock and (4) provide for the issuance of letters of credit in connection with the operation of SEI's business;

  •
  the cancellation of all pre-bankruptcy senior secured debt of Superior TeleCom;

  •
  the cancellation of all pre-bankruptcy senior subordinated notes of Superior TeleCom;

  •
  the cancellation of all 8 1/2% convertible subordinated debentures of Superior TeleCom, which had previously been distributed to holders of the 8 1/2% trust convertible preferred securities of Superior Trust I in liquidation of that trust (see Note 9);

  •
  the cancellation of all equity and debt interests held in Superior TeleCom by The Alpine Group, Inc., Superior TeleCom's former principal stockholder;

  •
  the cancellation of all outstanding shares of common stock of Superior TeleCom, as well as all options, warrants and related rights to purchase or otherwise receive shares of such common stock;

  •
  the ability to issue stock options and/or restricted stock for up to 1.8 million shares of common stock of SEI under SEI's Stock Incentive Plan, with the allocation of awards to be effected by SEI's board of directors following the effective date of the plan of reorganization; and

  •
  the implementation of equity awards to the independent directors of SEI as part of SEI's Stock Incentive Plan.

Fresh Start Reporting

        Upon implementation of the plan of reorganization fresh start reporting was adopted in accordance with AICPA Statement of Position 90-7, or SOP 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code," since holders of Superior TeleCom's common stock immediately prior to confirmation of the plan of reorganization received less than 50% of the Company's common stock and the reorganization value of the Company's assets upon emergence was less than Superior TeleCom's post-petition liabilities and allowed claims. Under fresh start reporting, the reorganization value is allocated to the Company's net assets based on their relative fair values in a manner similar to the accounting provisions applied to business combinations under Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS No. 141"). The Company's reorganization value was less than the fair value of the Company's net assets acquired pursuant to the plan of reorganization. In accordance with SFAS No. 141, the excess of the fair value of the net assets over the reorganization value was used to reduce the value of property, plant and equipment. Liabilities existing at the effective date of the plan of reorganization are stated at the present value of amounts to be paid discounted at appropriate current rates. Debt issued in connection with the plan of reorganization is recorded at the stated value, which approximates fair value.

        In connection with its development of the Plan of Reorganization (the "Plan") Superior TeleCom directed its financial advisor to prepare a valuation analysis of its business and the new securities to be issued under the Plan. In preparing this analysis, Superior TeleCom's financial advisors, among other things, (a) reviewed certain recent publicly available financial results of Superior TeleCom, (b) reviewed certain interim financial and operating data of Superior TeleCom, (c) discussed with certain senior executives the current operations and prospects of Superior TeleCom, (d) reviewed certain operating and financial forecasts prepared by Superior TeleCom, including the financial projections contained in Superior TeleCom's Disclosure Statement, (e) discussed with certain senior executives of Superior TeleCom key assumptions related to the financial projections, (f) prepared a 4 1/2 year discounted cash flow analyses based on the financial projections, utilizing various discount rates ranging from 11% to 15% and EBITDA terminal multiples of 5x to 6.5x based on relevant comparable company analysis, (g) considered the market value of certain publicly traded companies in businesses reasonably comparable to the operating business of Superior TeleCom and (i) conducted such other analyses as they deemed necessary under the circumstances.

        As a result of such analyses, review, discussions, considerations and assumptions, Superior TeleCom's financial advisor presented estimates that the total enterprise value of Superior TeleCom was within a range of $350 million to $400 million with a mid-point value of $375 million. The Company used the mid-point valuation of $375 million as the basis for its reorganization value for purposes of applying fresh start reporting. The total enterprise value of $375 million and its derivation was a key element in negotiations with Superior TeleCom's creditors and equity holders in developing the plan of reorganization which was ultimately approved by Superior TeleCom's creditors and the Bankruptcy Court. A final determination of the fresh start reporting adjustments, including allocation of the reorganization value to the assets and liabilities based on their respective fair values, has not yet been made. The allocation of the reorganization value as of the effective date of the plan of reorganization, based on current estimates and assumptions which are subject to revision upon finalization of the asset valuations, is summarized as follows (in thousands):

Common equity value	$165,000
Long term debt:
Senior notes	145,000
Sale/leaseback finance obligation	7,000
Series A preferred stock	5,000
Exit financing, including pre emergence accrued reorganization costs	53,000

375,000
Accounts payable and accrued expenses	94,968
Long term liabilities, primarily defined benefit pension obligations	29,055

499,023
Current assets	(267,711)
Other long term assets, primarily debt issue costs	(7,531)
Property, plant and equipment	(223,781)

$—

        The following table reflects adjustments to the consolidated balance sheet resulting from implementation of the plan of reorganization and application of fresh start reporting as of November 10, 2003, the effective date of the plan of reorganization:

	Superior TeleCom Inc. November 10, 2003	Plan of Reorganization		Fresh-Start		Superior Essex Inc. November 10, 2003
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$16,232					$16,232
Accounts receivable	105,366					105,366
Inventories, net	123,082			8,814	(e)	131,896
Other current assets	14,217					14,217

Total current assets	258,897			8,814		267,711
Property, plant and equipment, net	247,475			(23,694	)(f)	223,781
Other assets	28,966	1,975	(b)	(498	)(e)	7,531
		(22,912	)(c)

Total assets	$535,338	(20,937)		(15,378)		$499,023

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Short-term borrowings	$40,864	3,042	(b)			$43,906
Accounts payable	42,227	3,000	(a)			45,227
Accrued expenses	39,210	18,993	(a)	1,429	(e)	58,835
		(797	)(b)

Total current liabilities	122,301	24,238		1,429		147,968
Long-term debt	—	157,000	(a)			157,000
Other long-term liabilities	16,167	17,576	(a)	(4,688	)(e)	29,055

Total liabilities not subject to compromise	138,468	198,814		(3,259)		334,023
Liabilities subject to compromise	1,337,965	(1,337,965	)(a)			—

Total liabilities	1,476,433	(1,139,151)		(3,259)		334,023
Stockholders' equity (deficit):
Old common stock	226			(226	)(d)	—
New common stock	—	165	(a)			165
Capital in excess of par value	45,539	164,835	(a)	(45,539	)(d)	164,835
Accumulated other comprehensive loss	(8,009)			8,009	(d)	—
Accumulated deficit	(960,860)	(270	)(b)	7,646	(d)	—
		(22,912	)(c)
		976,396	(a)

	(923,104)	1,118,214		(30,110)		165,000
Treasury stock	(17,991)			17,991	(d)	—

Total stockholders' equity (deficit)	(941,095)	1,118,214		(12,119)		165,000

Total liabilities and stockholders' equity (deficit)	$535,338	(20,937)		(15,378)		$499,023

(a)
To reflect distribution under the plan of reorganization of the Company's new common stock, the series A preferred stock of SEHC and the senior notes jointly issued by SEC-LLC and EGI in settlement of pre-petition liabilities subject to compromise, summarized as follows (in thousands):

Liabilities subject to compromise	$1,337,965
Long term debt:
Senior notes	(145,000)
Sale/leaseback finance obligation assumed	(7,000)
Series A preferred stock	(5,000)
Common equity	(165,000)
Other long term liabilities assumed	(17,576)
Accounts payable assumed	(3,000)
Accrued expenses assumed	(18,993)

Gain on cancellation of indebtedness	$976,396

  (b)
  To reflect application of proceeds from the Company's new senior credit facility, including repayment of the DIP credit facility, as follows (in thousands):

Proceeds from senior credit facility	$42,752
Repayment of DIP credit facility	39,710

Net increase in short term borrowings	3,042
Pay DIP lender working fee	(270)
Pay accrued property taxes and interest	(797)
Debt issue costs	(1,975)

$—

  (c)
  To write off remaining debt issuance costs of Superior TeleCom.

  (d)
  To reflect cancellation of stockholders' equity of Superior TeleCom.

  (e)
  To reflect fresh start accounting adjustments to adjust inventory, pension liabilities and deferred tax liabilities and certain current liabilities. Deferred tax accounts were adjusted to give effect to differences between the new accounting basis and the new tax basis of assets and liabilities. The adjustment to other long-term liabilities is summarized as follows (in thousands):

Pension liabilities	6,260
Deferred income taxes	(10,948)

$(4,688)

  (f)
  To reflect adjustment of assets in excess of reorganization value.

Organizational history of Superior TeleCom

        Superior TeleCom was incorporated in July 1996 as a wholly owned subsidiary of The Alpine Group, Inc. ("Alpine"). On October 2, 1996, Alpine completed a reorganization whereby 100% of the common stock of two of Alpine's subsidiaries, Superior Telecommunications Inc. and DNE Systems, Inc., was contributed to Superior TeleCom in exchange for 100% of the shares of the Superior TeleCom's then outstanding common stock. In October 1996, Superior TeleCom sold 9.4 million shares of its common stock through an initial public offering.

        On November 27, 1998, Superior TeleCom completed a cash tender offer for 81% of the outstanding common shares of Essex International Inc. On March 31, 1999, Superior TeleCom acquired the remaining 19% of the Essex International Inc. common stock through the issuance of 8 1/2% Trust Convertible Preferred Securities of Superior Trust I, a Delaware trust in which Superior TeleCom owned all the common equity interests.

        On December 11, 2002, in accordance with the terms of the Purchase Agreement, dated October 31, 2002, as amended on December 11, 2002 (the "Purchase Agreement"), by and among Alpine, Alpine Holdco Inc., a newly formed, wholly owned subsidiary of Alpine ("Alpine Holdco"), Superior TeleCom and certain of Superior TeleCom's wholly owned subsidiaries, Superior TeleCom sold the following assets and securities to Alpine Holdco: (1) substantially all of the assets, subject to related accounts payable and accrued liabilities (excluding, however, any secured debt), of Superior TeleCom's' electrical wire business; (2) all of the outstanding shares of capital stock of DNE Systems, Inc., a manufacturer of multiplexers and other communications and electronic products; and (3) all of the outstanding shares of capital stock of Texas SUT Inc. and Superior Cable Holdings (1997) Ltd., which together owned approximately 47% of Superior Cables Ltd. ("Superior Israel"), the largest Israeli based producer of wire and cable products. Superior TeleCom retained a 3% equity interest in Superior Israel, which the Company acquired in accordance with the plan of reorganization.

2.    Summary of significant accounting policies

Principles of consolidation

        The consolidated financial statements represent the consolidation of all majority owned companies. Investments in affiliated companies representing 20% to 50% ownership are accounted for using the equity method of accounting. Other investments representing ownership of less than 20% are recorded at cost. All significant intercompany accounts and transactions have been eliminated. Minority interest recorded in the consolidated financial statements of Superior TeleCom is related to Superior TeleCom's 50.2% owned subsidiary, Superior Cables Limited ("Superior Israel") for periods prior to December 11, 2002.

Cash and cash equivalents

        All highly liquid investments purchased with a maturity at acquisition of 90 days or less are considered to be cash equivalents.

Inventories

        Inventories of communications products are stated at the lower of cost or market, using the first-in, first-out ("FIFO") cost method. Inventories of magnet wire and copper rod are primarily stated at the lower of cost or market, using the last-in, first-out ("LIFO") cost method. Inventories include costs of materials, labor and manufacturing overhead. See Note 3.

Property, plant and equipment

        Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Leasehold improvements are amortized over the lesser of the estimated useful lives of the assets or the lease term. Depreciation and amortization are provided over the estimated useful lives of the assets using the straight-line method. The estimated lives are as follows:

Land improvements	10 to 15 years
Buildings and improvements	5 to 40 years
Machinery and equipment	3 to 15 years

        Maintenance and repairs are charged to expense as incurred. Long-term improvements are capitalized as additions to property, plant and equipment. Upon retirement or other disposal, the asset cost and related accumulated depreciation are removed from the accounts and the net amount, less any proceeds, is charged or credited to income. Interest is capitalized during the active construction period of major capital projects. During the years ended December 31, 2002 and 2001, $0.2 million and $1.4 million, respectively, was capitalized in connection with various capital projects. No interest was capitalized in 2003.

Goodwill

        Superior TeleCom adopted SFAS No. 142, "Goodwill and Other Intangible Assets" effective January 1, 2002. As of December 31, 2001, $750 million in goodwill was included as an asset in Superior TeleCom's consolidated balance sheet. Changes in goodwill for the year ended December 31, 2002 are described below. SFAS No. 142 required that the amortization of goodwill and certain other intangible assets cease as of January 1, 2002 and that the related recorded value of goodwill be allocated to the identified reporting units and be reviewed annually for impairment. If the carrying value (including goodwill) of any reporting unit exceeds the fair value (determined on a discounted cash flow basis or other fair value method), impairment of goodwill may exist resulting in a charge to earnings to the extent of goodwill impairment.

        The transitional rules for implementing SFAS No. 142 provided for an initial assessment as to whether there was an implied impairment to the carrying value of goodwill within six months of adoption of SFAS No. 142, with a final determination of goodwill impairment completed by the end of 2002. SFAS No. 142 required that any goodwill impairment resulting from initial application of this new rule be reflected through a charge to income as a cumulative effect of an accounting change, applied retroactively to January 1, 2002.

        Superior TeleCom completed its final determination of initial goodwill impairment in August 2002. The application of this new standard and the impact of economic conditions and industry specific conditions affecting Superior TeleCom's business segments resulted in a non-cash goodwill impairment charge of $424 million including $166 million related to Superior TeleCom's Electrical segment and $258 million related to Superior TeleCom's Magnet Wire and Distribution segment. The goodwill impairment charge was recorded retroactively to January 1, 2002 as a cumulative effect of accounting change for goodwill impairment in accordance with SFAS No. 142.

        As required by SFAS No. 142, Superior TeleCom performed its annual assessment of goodwill impairment in the fourth quarter of 2002. As a result of generally depressed economic conditions and specific industry conditions in the telecommunications industry, Superior TeleCom "s operating income and results of operations continued to decline during 2002. Based on that trend, the earnings forecast for the next five years was revised and in the fourth quarter of 2002, Superior TeleCom recognized an additional goodwill impairment loss of $324.7 million in its Magnet Wire and Distribution ($73.4 million) and Communications Cable ($251.3 million) reporting units since the carrying amount of the reporting units was greater than the fair value of the reporting units (as determined using the expected present value of expected future cash flows) and the carrying amount of the reporting unit goodwill exceeded the implied fair value of that goodwill. The impairment charge resulted in the write-off of all remaining goodwill.

        Prior to the adoption of SFAS No. 142, the excess of the purchase price over the net identifiable assets of businesses acquired was amortized ratably over periods not exceeding 40 years and periodically assessed for recoverability by determining if the carrying amount exceeded the undiscounted cash flows of the acquired operations.

        The table below, which provides SFAS No. 142 transitional disclosures, reconciles the reported net income (loss) applicable to common stock (and related per share data) to an adjusted net income (loss) applicable to common stock (and related per share data) adjusted to exclude amortization expense related to goodwill that is no longer required.

	Superior Essex Inc.	Superior TeleCom Inc.
	Period November 11, 2003 to December 31, 2003	Period January 1, 2003 to November 10, 2003
			Year Ended December 31,
			2002	2001
	(in thousands, except per share amounts)
Reported net income (loss)	$(2,443)	$877,705	$(961,291)	$(32,503)
Goodwill amortization	—	—	—	21,057

Adjusted net income (loss)	$(2,443)	$877,705	$(961,291)	$(11,446)

Basic income (loss) per share of common stock:
Reported net income (loss)	$(0.15)	$40.25	$(45.16)	$(1.58)
Goodwill amortization	—	—	—	1.02

Adjusted net income (loss)	$(0.15)	$40.25	$(45.16)	$(0.56)

Reported income (loss) before cumulative effect of accounting change	$(2,443)	$877,705	$(536,788)	$(32,503)
Goodwill amortization	—	—	—	21,057

Adjusted income (loss) before cumulative effect of accounting change	$(2,443)	$877,705	$(536,788)	$(11,446)

Basic income (loss) per share of common stock:
Reported income (loss) before cumulative effect of accounting change	$(0.15)	$40.25	$(25.22)	$(1.58)
Goodwill amortization	—	—	—	1.02

Adjusted income (loss) before cumulative effect of accounting change	$(0.15)	$40.25	$(25.22)	$(0.56)

Deferred financing costs

        Origination costs incurred in connection with outstanding debt financings are included in the balance sheet in other assets. These deferred financing costs are being amortized over the lives of the applicable debt instruments on an effective interest rate basis and are charged to operations as additional interest expense. Total unamortized deferred financing fees at December 31, 2003 and 2002 were approximately $3.1 million and $27.3 million, respectively. As a result of Superior TeleCom's bankruptcy filing and subsequent plan of reorganization, all deferred debt issue costs relating to pre-effective date financing were written-off as a reorganization item in the accompanying consolidated statement of operations during the period January 1, 2003 to November 10, 2003.

Amounts due customers

        Included in accrued expenses at December 31, 2003 and 2002 are certain amounts due customers totaling $3.0 million and $2.2 million, respectively, representing amounts due to customers who meet certain contractual sales volume criteria. Such amounts are recorded as a reduction of sales and are paid periodically to those qualifying customers.

Income taxes

        Income taxes are accounted for under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax impact of temporary differences arising from assets and liabilities whose tax bases are different from financial statement amounts. A valuation allowance is established if it is more likely than not that all or a portion of deferred tax assets will not be realized. Realization of the future tax benefits of deferred tax assets is dependent on the Company's ability to generate taxable income within the carryforward period and the periods in which net temporary differences reverse.

Derivative financial instruments

        All derivatives are recognized on the balance sheet at fair value. On the date the derivative contract is entered, the derivative is designated as either (i) a fair value hedge of a recognized asset or liability, (ii) a cash flow hedge of a forecasted transaction, (iii) a hedge of a net investment in a foreign operation, or (iv) a non-designated derivative instrument. The Company engages in certain derivatives that are classified as fair value hedges, cash flow hedges and non-designated derivative instruments. Changes in the fair value of a derivative that is designated as a fair value hedge and the underlying exposure being hedged are adjusted to fair value and are recorded in the consolidated statements of operations in the same line item. Changes in the fair value of a derivative that is designated as a cash flow hedge are recorded in other comprehensive income with any ineffective portion of a financial instrument hedge immediately recognized in earnings. Changes in the fair value of non-designated derivative contracts are reported in current earnings.

        The Company formally documents all relationships between hedging instruments and hedged items, as well as the risk management objectives and strategy for undertaking various hedge transactions. The Company formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flow of hedged items. When it is determined that a derivative is no longer highly effective as a hedge, hedge accounting is discontinued on a prospective basis. Derivative financial instruments and derivative transactions reflected in the consolidated financial statements are discussed in Note 16.

Revenue recognition

        Revenue is recognized when pervasive evidence of an agreement exists, delivery has occurred, the price to the buyer is fixed and determinable and collectability is reasonably assured.

Foreign currency translation

        The financial position and results of operations of foreign subsidiaries, except the Company's Canadian subsidiary, are measured using local currency as the functional currency. Assets and liabilities denominated in foreign currencies are translated into U.S. dollars at exchange rates in effect at year-end. Revenues and expenses are translated at average exchange rates prevailing during the year. The resulting translation gains and losses are charged directly to accumulated other comprehensive income, a component of stockholders' equity, and are not included in net income until realized through sale or liquidation of the investment. The Company's Canadian subsidiary became inactive in 2002 and its accounts are remeasured using the U.S. dollar as the functional currency for periods subsequent to December 31, 2002. Foreign currency exchange gains and losses incurred on foreign currency transactions are included in income as they occur.

Stock Based Compensation Plans

        The Company and Superior TeleCom applied the intrinsic value based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations including FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25, issued in March 2000, to account for its stock based compensation plans. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. SFAS No. 123, Accounting for Stock Based Compensation, established accounting and disclosure requirements using a fair-value based method of accounting for stock based employee compensation plans. Compensation expense attributable to fixed stock awards is recognized on a straight-line basis over the related vesting period. As allowed by SFAS No. 123, the Company and Superior TeleCom elected to continue to apply the intrinsic value based method of accounting described above, and adopted only the disclosure requirements of SFAS No. 123. The following table illustrates the effect on net income (loss) if the fair value based method had been applied to all outstanding and unvested awards in each period.

	Superior Essex Inc.	Superior TeleCom Inc.
	Period November 11, 2003 to December 31, 2003	Period January 1, 2003 to November 10, 2003
			Year Ended December 31,
			2002	2001
	(in thousands, except per share amounts)
Net income (loss), as reported	$(2,443)	$877,705	$(961,291)	$(32,503)
Add stock-based employee compensation expense included in reported net income (loss), net of tax	74	930	845	1,300
Deduct total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(80)	(1,557)	(1,932)	(5,934)

Pro forma net income (loss)	$(2,449)	$877,078	$(962,378)	$(37,137)

Net income (loss) per share:
Basic—as reported	$(0.15)	$40.25	$(45.16)	$(1.58)
Basic—pro forma	(0.15)	40.22	(45.21)	(1.80)
Diluted—as reported	(0.15)	34.43	(45.16)	(1.58)
Diluted—pro forma	(0.15)	34.40	(45.21)	(1.80)

        The effects of applying SFAS No. 123 in the pro forma disclosure are not necessarily indicative of future amounts, since the estimated fair value of stock options is amortized to expense over the vesting period and additional options may be granted in future years. The weighted average per share fair value of options granted at an exercise price equal to the fair market value (using the Black Scholes option pricing model) for the period November 11, 2003 to December 31, 2003 and the years ended December 31, 2002 and 2001 was $5.69, $0.25 and $1.52, respectively. No options were granted during the period January 1, 2003 to November 10, 2003. The weighted average per share fair value of options granted at an exercise price below the fair market value during the year ended December 31, 2001 was $1.94. The fair value for these options was estimated at the date of grant using the Black Scholes option pricing model with the following weighted average assumptions for the period November 11, 2003 to December 31, 2003 and the years ended December 31, 2002 and 2001, respectively: dividend yield of 0% for all periods; expected volatility of 60%, 91% and 72%; risk-free interest rate of 2.44%, 2.64% and 4.16%; and expected life of 3 years, 2 years and 2 years.

Research and development costs

        Research and development costs are expensed as incurred. Research and development costs for the period November 11, 2003 to December 31, 2003, the period January 1, 2003 to November 10, 2003 and the years ended December 31, 2002 and 2001 were $0.5 million, $3.4 million, $8.4 million and $9.0 million, respectively.

Advertising costs

        Advertising costs are expensed as incurred. Advertising costs for the period November 11, 2003 to December 31, 2003, the period January 1, 2003 to November 10, 2003 and the years ended December 31, 2002 and 2001 were $0.1 million, $1.2 million, $2.5 million and $2.1 million, respectively.

Insurance reserves

        It is or has been the policy of the Company to self-insure up to certain limits (on an individual and aggregate basis) for certain insurable risks related primarily to workers' compensation, health insurance and comprehensive general and vehicle liability. As of December 31, 2003, the Company has a self-insured retention of $250,000 per claim with an annual aggregate self-insured retention of $8.7 million for workers compensation coverage. The self-insured retention for employee health insurance is $150,000 per employee, spouse or combined dependent coverage. Effective September 2002, the Company became fully insured with respect to general and automobile liability claims. Provisions for losses expected under these programs are recorded based on estimates of the aggregate liabilities for the claims incurred. Total reserves relating to self-insured programs amounted to $5.9 million and $7.6 million at December 31, 2003 and 2002, respectively.

Shipping and handling

        All shipping and handling costs are included in costs of sales and all billings associated with these costs are included in revenues.

Income (loss) per share

        Basic income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period. The computation of diluted income (loss) per share does not assume conversion or exercise of securities that would have an antidilutive effect on income (loss) per share. Diluted income (loss) per common share is determined assuming the conversion of the trust convertible preferred securities and inclusion of outstanding stock options and grants under the treasury stock method.

Comprehensive income

        Comprehensive income includes all changes in equity from non-owner sources such as net income, foreign currency translation adjustments, changes in the fair value of derivatives and minimum pension liability adjustments.

        The components of accumulated other comprehensive income (loss) at December 31, 2003 and 2002 were as follows:

	Superior Essex Inc.	Superior TeleCom Inc.
	2003	2002
	(in thousands)
Foreign currency translation adjustment	$876	$(3,332)
Additional minimum pension liability	—	(9,038)
Unrealized gain (loss) on derivatives, net of deferred tax of $250 at December 31, 2003	380	(681)
Other	(35)	—

	$1,221	$(13,051)

Concentrations of risk and allowance for doubtful accounts

        At December 31, 2003 and 2002, accounts receivable from the regional Bell operating companies ("RBOCs") and major independent telephone companies amounted to $9.6 million and $10.0 million, respectively. See Note 19 for concentrations of risk within the Company's business segments.

        Accounts receivable are net of allowances for doubtful accounts of $2.1 million and $7.7 million at December 31, 2003 and 2002, respectively.

Impairment of Long-Lived Assets

        Long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset group exceeds the fair value of the asset group. The assets and liabilities of a disposal group classified as held for sale are presented separately in the appropriate asset and liability sections of the balance sheet and are no longer depreciated.

        Prior to the adoption of SFAS No. 144 on January 1, 2002, Superior TeleCom accounted for long-lived assets in accordance with SFAS No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.

Use of estimates

        The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant items subject to such estimates and assumptions include the determination of reorganization value and its allocation to assets, liabilities assumed and securities issued; the carrying amount of property, plant and equipment and intangible assets; valuation allowances for receivables, inventories and deferred income tax assets; self-insurance reserves; and obligations related to employee benefits. Actual results could differ from those estimates.

New accounting standards

        Superior TeleCom adopted SFAS No. 143, "Accounting for Asset Retirement Obligations" effective January 1, 2003. SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes the cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, the entity either settles the obligation for the amount recorded or incurs a gain or loss. The adoption of SFAS No. 143 did not have a material impact on the results of operations or financial position of the Company or Superior TeleCom.

        In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS No. 145 amends existing guidance to eliminate the current requirement that gains and losses on early extinguishment of debt must be classified as extraordinary items and permits such classification only if the debt extinguishment meets the criteria for classification as an extraordinary item under APB Opinion No. 30, Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS No. 145 also amends SFAS No. 13 to require sale-leaseback accounting for certain lease modifications that have economic effects similar to sale-leaseback transactions. As a result of the adoption of SFAS No. 145 in 2003 Superior TeleCom reclassified to other income (expense) a $4.6 million loss on the early extinguishment of debt previously reported as an extraordinary item (net of deferred tax benefit of $1.7 million) in the accompanying statement of operations for the year ended December 31, 2001.

        In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others," an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No. 34. Interpretation No. 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. Interpretation No. 45 also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of Interpretation No. 45 are applicable to guarantees issued or modified after December 31, 2002 and have not had a material effect on the consolidated financial statements.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock Based Compensation Transition and Disclosure," an amendment of FASB Statement No. 123. SFAS No. 148 amends FASB Statement No. 123, "Accounting for Stock Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of FASB Statement No. 123 to require prominent disclosures in both annual and interim financial statements which are included in the notes to these consolidated financial statements.

        Superior TeleCom adopted SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities effective January 1, 2003. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity. The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002. The restructuring costs incurred during the year ended December 31, 2003 have been accounted for in accordance with SFAS No. 146.

        In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 established standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity, and imposes certain additional disclosure requirements. The provisions of SFAS No. 150 are generally effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. As a result of its mandatory redemption provisions, the series A preferred stock issued by the SEHC has been classified as long-term debt and related dividends have been recorded as interest expense in accordance with Statement of Financial Accountings Standards No. 150.

        In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation No. 46 requires consolidation of a variable interest entity if a company's variable interest absorbs a majority of the entity's losses or receives a majority of the entity's expected residual returns, or both. Implementation of Interpretation No. 46 did not have any impact on the consolidated financial statements.

3.    Inventories

        At December 31, 2003 and 2002, the components of inventories are as follows:

	Superior Essex Inc.	Superior TeleCom Inc.
	2003	2002
	(in thousands)
Raw materials	$10,407	$13,318
Work in process	18,977	8,646
Finished goods	92,944	82,833

	122,328	104,797
LIFO reserve	(2,541)	(434)

	$119,787	$104,363

        During the year ended December 31, 2001, Superior TeleCom changed the number of pools used to segregate inventory for the purpose of calculating LIFO inventory from three to five in order to reflect the copper component separately. This change was made to more accurately reflect inventory costs in accordance with the LIFO approach as the changes in the prices of copper do not mirror the changes in prices of the other components of inventory. Utilization of the new method for the year ended December 31, 2001 resulted in the net loss being $0.6 million or $0.03 per diluted share less than the net loss under the previous method. The cumulative effect of the change in accounting principle was not material.

        Inventories valued using the LIFO method amounted to $69 million and $63 million at December 31, 2003 and 2002, respectively. The adoption of fresh start reporting resulted in the elimination of the LIFO reserve as of November 10, 2003.

4.    Property, plant and equipment

        At December 31, 2003 and 2002, property, plant and equipment consists of the following:

	Superior Essex Inc.	Superior TeleCom Inc.
	2003	2002
	(in thousands)
Land and land improvements	$12,949	$9,755
Buildings and improvements	33,171	89,444
Machinery and equipment	179,749	301,173

	225,869	400,372
Less accumulated depreciation	2,551	125,245

	$223,318	$275,127

        Depreciation expense for the period November 11, 2003 to December 31, 2003, the period January 1, 2003 to November 10, 2003 and the years ended December 31, 2002 and 2001 was $2.6 million, $25.1 million, $42.5 million and $45.1 million, respectively.

5.    Asset sale

        On December 11, 2002, in accordance with the terms of the Purchase Agreement, dated October 31, 2002, as amended on December 11, 2002 (the "Purchase Agreement"), by and among Alpine, Alpine Holdco Inc., a newly formed, wholly owned subsidiary of Alpine ("Alpine Holdco"), Superior TeleCom and certain of Superior TeleCom's wholly owned subsidiaries, Superior Telecom sold the following assets and securities to Alpine Holdco: (1) substantially all of the assets, subject to related accounts payable and accrued liabilities (excluding, however any secured debt), of the Superior TeleCom's electrical wire business; (2) all of the outstanding shares of capital stock of DNE Systems, Inc., a manufacturer of multiplexers and other communications and electronic products; and (3) all of the outstanding shares of capital stock of Texas SUT Inc. and Superior Cable Holdings (1997) Ltd., which together owned approximately 47% of Superior Israel. This transaction is referred to herein as the "Electrical Sale". Superior TeleCom retained a 3% equity interest in Superior Israel, which the Company acquired in accordance with the plan of reorganization. The aggregate sales price for the Electrical Sale was approximately $85 million in cash plus the issuance of a warrant to Superior TeleCom to purchase 19.9% of the common stock of Essex Electric, Inc. ("Essex Electric"), a wholly owned subsidiary of Alpine Holdco formed to own and operate the electrical wire business. The warrant is only exercisable during the 30 day period prior to its expiration on December 11, 2007 or upon the earlier occurrence of certain specified transactions. The total exercise price is $0.6 million. The warrant was valued at $1 million based upon a Black Scholes option pricing model and is included in other long-term assets in the accompanying consolidated balance sheet at December 31, 2003 and 2002. In addition, pursuant to a securityholders agreement among Essex Electric, Alpine Holdco and Superior TeleCom, preemptive rights were granted to Superior TeleCom to purchase a pro rata share of any new equity securities issued by Essex Electric such that Superior TeleCom's ownership on a fully diluted basis, after consideration of exercise of the warrant, would remain at 19.9%. On July 30, 2003, Superior TeleCom received notice of its right to invest its pro rata share (19.9%) of a proposed equity offering of up to $2.4 million by Essex Electric. Superior TeleCom exercised its right to invest in its pro rata share in the offering which amounted to $0.5 million.

        In connection with the Electrical Sale, Superior TeleCom, Alpine Holdco and Essex Electric entered into a Supply and Transitional Services Agreement (the "Supply Agreement"). Under the Supply Agreement, Essex Electric, among other things, agreed to purchase from Superior TeleCom certain specified quantities of its overall requirements of copper rod. The specified quantities represented a range of Essex Electric's estimated total annual copper rod requirements for use in its wire manufacturing process. The purchase price for copper rod specified in the Supply Agreement is based on the COMEX price plus an adder to reflect conversion to copper rod. The Supply Agreement also provided for Superior's provision of certain administrative services to Essex Electric. Charges for these services were generally based on actual usage or an allocated portion of the total cost to Superior. The total sales of copper rod by Superior TeleCom under the Supply Agreement during the 2003 and 2002 were $92.1 million and $10.8 million, respectively. Superior TeleCom also recorded $4.0 million as reimbursement for administrative services provided to Essex Electric for the period January 1, 2003 to November 10, 2003 as a reduction of selling, general and administrative expenses. On November 7, 2003, the Supply Agreement was replaced by a new Supply and Services Agreement between the Company and Essex Electric. The new agreement provides for the supply by the Company to Essex Electric of copper rod, on similar pricing terms, for 2004 and the provision of certain specified administrative services that are more limited than those contained in the original agreement. The new agreement expires on December 31, 2004 but may be terminated at any time prior to that by mutual consent of the Company and Essex Electric. Additionally, the parties may terminate various services provided for under the agreement upon certain prior notice as provided therein. The Company may terminate its obligations to supply copper rod upon 60 days' notice given any time after January 1, 2004 if Essex Electric has purchased less than certain minimum quantities of copper rod specified in the agreement. The total sales of copper rod by the Company and charges for administrative services under the new agreement were $12.7 million and $0.4 million, respectively, for the period November 11, 2003 to December 31, 2003.

        The Electrical Sale has not been accounted for as a discontinued operation in the accompanying statement of operations of Superior TeleCom pursuant to SFAS No. 144, as management believes the Essex Electric warrant, the securityholders agreement and the Supply Agreement constitute significant continuing involvement in the disposed operations. By virtue of the Supply Agreement, the Company continues to be a significant supplier to Essex Electric and a participant in the cash flows of Essex Electric. Additionally, given the nature of the administrative functions provided, management believes that substantial dependence on the Company and its predecessor exists over the term of the Supply Agreement.

6.    Short-term borrowings

        At December 31, 2003 and 2002 short-term borrowings consist of the following:

	Superior Essex Inc.	Superior TeleCom Inc.
	2003	2002
	(in thousands)
Senior secured revolving credit facility	$41,910	$—
Superior TeleCom accounts receivable securitization	—	57,691
Other	845	—

	$42,755	$57,691

        On the effective date of the plan of reorganization, the Company entered into a new $120 million senior secured revolving credit facility with a $25 million sublimit for letters of credit. Interest accrues on outstanding borrowings at an annual rate equal to, at the Company's option, LIBOR or a base rate, plus, in each case, an applicable margin, based on average borrowing availability, ranging from 1.75% to 2.75% for LIBOR loans and 0.25% to 1.25% for base rate loans. The initial margin is 2.25% for LIBOR loans and 0.75% for base rate loans. Obligations under the new senior credit facility are secured by substantially all of the Company's tangible and intangible assets. Availability under the senior credit facility is subject to a borrowing base equal to the lesser of (1) $120 million less outstanding letters of credit and (2) a specified percentage of eligible accounts receivable and inventory less specified reserves. The specified percentages of eligible accounts receivable and eligible inventory are each subject to decrease in the reasonable credit judgment of the lender. At December 31, 2003, the applicable percentages are (i) 85% of the value of the eligible accounts receivable and with respect to inventory the lesser of (a) $60 million or (b) the lesser of (x) 65% of the value of the eligible inventory and (y) 85% multiplied by the net orderly liquidation value percentage then applicable to the Company's inventory multiplied by the value of the eligible inventory. If borrowing availability under the revolving credit facility falls below $10 million for any period of two consecutive days, the borrowers will be required to maintain a ratio of 1.1 to 1 of (a) the consolidated EBITDA of the borrowers minus specified distributions of the borrowers relating to capital expenditures, foreign investments, tax distributions and pension contributions of the borrowers to (b) all principal and cash interest payments on specified debt of the borrowers. The Company is obligated to pay an unused commitment fee of 0.5% per annum on the unused amount of the maximum committed amount and a fee of 0.125% per annum on the outstanding face amount of outstanding letters of credit. The senior credit facility also contains covenants that limit the Companys' ability to (i) pay dividends, redeem capital stock or make other restricted payments, (ii) sell or dispose of assets, (iii) incur additional indebtedness or permit liens to exist on the Company's property, (iv) engage in transactions with affiliates and (v) make additional investments or acquisitions. Undrawn availability (after considering outstanding letters of credit) on December 31, 2003 amounted to $61.4 million. The senior credit facility matures in November 2007, however in accordance with Emerging Issues Task Force Issue 95-22, Balance Sheet Classification of Borrowings Outstanding under Revolving Credit Agreements That Include Both a Subjective Acceleration Clause and a Lock-Box Arrangement, borrowings under the revolving credit facility have been classified as a current liability. On March 18, 2004, the revolving credit facility was amended to (i) increase the total facility amount to $150 million, (ii) increase the maximum amount of eligible inventory for purposes of computing availability from $60 million to $70 million, and (iii) increase the minimum availability threshold requiring the maintenance of a specified EBITDA ratio as discussed above from $10 million to $15 million.

        The Company entered into two interest rate cap agreements in December 2003 in order to limit the effect of changes in interest rates on borrowings under the revolving credit facility. Amounts currently due to or from interest rate cap counterparties are recorded in interest expense in the period in which they accrue. At December 31, 2003, the Company had an interest rate cap outstanding with a notional amount of $30 million with a 30-day LIBOR cap at 1.75% expiring in December 2005. At December 31, 2003, the Company also had an interest rate cap outstanding with a notional amount of $30 million with a 30-day LIBOR cap at 5.0% expiring in December 2004.. The 30-day LIBOR at December 31, 2003 was 1.12%. The interest rate cap agreements had an aggregate fair value of $0.4 million at December 31, 2003.

        In connection with its filings for relief under Chapter 11 of the Bankruptcy Code, Superior TeleCom received bankruptcy court approval of a $100 million (with a sub-limit of $15 million in letters of credit) debtor-in-possession financing facility (the "DIP Credit Facility") in order to refinance its accounts receivable securitization facility and to provide liquidity during the reorganization process. The DIP Credit Facility also provided for adequate protection payments to certain pre-petition lenders in an amount representing Superior TeleCom's 2002 income tax refunds received in 2003 and monthly payments commencing April 1, 2003 in an amount not to exceed $1.5 million per month. Superior TeleCom paid monthly adequate protection payments of $1.0 million on April 1, May 1, June 1, and November 1, 2003. The adequate protection payments reduced the amount of the pre-petition lenders' allowed claim with respect to pre-petition indebtedness. Additionally, Superior TeleCom received income tax refunds of approximately $58.1 million in May 2003 and, as contemplated by an existing Bankruptcy Court order, applied this amount to the reduction of pre-petition indebtedness.

        Borrowings under the DIP Credit Facility bore interest at the prime rate plus 2.5% or, at Superior TeleCom's option, at the LIBOR rate plus 3.5%. Superior TeleCom was obligated to pay an unused commitment fee of 1% per annum on the unused amount of the maximum committed amount and a fee of 3.5% per annum on the outstanding face amount of outstanding letters of credit. The DIP Credit Facility was fully repaid on the effective date of the plan of reorganization.

        At December 31, 2002 short-term borrowings consist of borrowings under Superior TeleCom's then outstanding accounts receivable securitization program. Borrowings were limited based on a percentage of eligible receivables, as defined by the program. Borrowings under this program bore interest at a variable rate (4.07% at December 31, 2002). As discussed above, borrowings under the accounts receivable securitization program were repaid in connection with Superior TeleCom's Chapter 11 filing on March 3, 2003.

7.    Accrued Expenses

        At December 31, 2003 and 2002 accrued expenses consists of the following:

	Superior Essex Inc.	Superior TeleCom Inc.
	2003	2002
	(in thousands)
Accrued compensation, pension obligations and other benefits	$16,139	$8,284
Accrued interest, Trust Preferred distributions, and debt amendment fees	2,179	40,188
Accrued taxes	8,373	—
Accrued reorganization costs	9,546	—
Accrued self insurance costs	5,922	7,571
Other	16,040	19,464

	$58,199	$75,507

8.    Long-term Debt

        At December 31, 2003 and 2002, long-term debt consists of the following:

	Superior Essex Inc.	Superior TeleCom Inc.
	2003	2002
	(in thousands)
Senior notes	$145,000	$—
Series A redeemable preferred stock	5,000	—
Superior TeleCom senior credit facility:
Revolving credit facility	—	191,480
Term loan A	—	301,793
Term loan B	—	383,404
Superior TeleCom senior subordinated notes	—	221,755
Other	7,000	8,799

Total long term debt	157,000	1,107,231
Less current portion of long term debt	—	1,107,231

	$157,000	$—

        As described in Note 1 above, as of the effective date of the plan of reorganization, $145 million principal amount of senior notes of SEC-LLC and EGI, and 5 million shares of series A preferred stock, par value $1 per share, of SEHC, were issued to creditors of Superior TeleCom in accordance with the plan of reorganization.

        The senior notes issued jointly by SEC-LLC and EGI bear interest at a rate of 9.5% payable semi-annually in cash. However, with respect to the first two interest payments on May 10, 2004 and November 10, 2004, if the Company and its subsidiaries do not meet certain EBITDA thresholds ($20 million for the six months ended March 31, 2004 with respect to the first interest payment and $50 million for the 12 months ended September 30, 2004 with respect to the second interest payment), the Company, at its option, may make those interest payments by issuing payment-in-kind, or PIK, interest notes of the same tenor as the senior notes, including the same maturity date. Upon exercise of this option, SEC-LLC and EGI will become obligated to pay the holders of the senior notes a cash fee in the amount of $362,500 on the next succeeding interest payment date on which cash interest is paid. In the event that the Company does issue PIK interest notes, the issuance will be accounted for as interest expense with a corresponding increase in the outstanding balance of the senior notes. The senior notes provide that all interest payments on the senior notes following the first two payments will be paid in cash. The senior notes mature on November 10, 2008. The obligations under the senior notes are guaranteed by the Company, SEHC and all of the direct and indirect domestic subsidiaries of SEC-LLC and Essex International Inc., the immediate parent company of EGI, and secured by second priority liens on substantially all of the assets of SEI. The senior notes also contain covenants that, among other things, limit the Company's and its subsidiaries' ability to (i) pay dividends, redeem capital stock or make certain other restricted payments, (ii) sell assets without offering to retire indebtedness with the net proceeds of such sale and (iii) engage in transactions with affiliates. Under the terms of the indenture governing the senior notes, substantially all of the net assets of the Company's consolidated subsidiaries amounting to approximately $177 million as of December 31, 2003 are restricted with respect to the payment of dividends. The Company may redeem the senior notes, in whole or in part, at any time at a redemption price equal to 100% of the principal amount plus any accrued and unpaid interest.

        Holders of the series A preferred stock issued by SEHC are entitled to receive cumulative cash dividends at a rate of 9.5% per annum per share, payable semi-annually. However, if, on any dividend payment date during the first year of issuance, SEC-LLC and EGI issue PIK notes in lieu of cash interest on the senior notes in accordance with the terms thereof, then SEHC will issue PIK dividends in lieu of cash dividends on the series A preferred stock. The series A preferred stock ranks junior to all other classes of preferred stock of SEHC. The series A preferred stock is mandatorily redeemable on November 10, 2013 at par value plus accrued and unpaid dividends. The series A preferred stock contains certain other mandatory and optional redemption provisions. Each share of series A preferred stock shall have one vote with respect to all matters submitted to stockholders for a vote, provided however, that holders of the series A preferred stock shall not be entitled to vote generally for directors of the Company. As a result of its mandatory redemption provisions, the series A preferred stock has been classified as long-term debt and related dividends have been recorded as interest expense in accordance with Statement of Financial Accountings Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.

        Superior TeleCom's principal pre-petition long-term debt agreements included a senior credit facility comprised of a revolving credit facility along with a term loan A and a term loan B, all of which were governed by an Amended and Restated Credit Agreement (the "Pre-Petition Credit Agreement") and outstanding Senior Subordinated Notes. The revolving credit facility under the Pre-Petition Credit Agreement allowed for borrowings by Superior TeleCom's subsidiaries (other than Superior Israel) of up to $225 million in the aggregate (subject to reductions in 2002 which limited total borrowings to $214 million). Prior to Superior TeleCom's bankruptcy filing, the revolving credit facility was due to mature on May 27, 2004. At December 31, 2002, interest on outstanding borrowings under the Pre-Petition Credit Agreement was based upon LIBOR plus 5.5% or the base rate (prime) plus 5.0% (7.15% at December 31, 2002). The Senior Subordinated Notes included a $120 million term note A and an $80 million term note B which were due in 2007. Interest at December 31, 2002 was based on LIBOR (1.43% at December 31, 2002), plus 12%. As a result of its Chapter 11 filings, Superior TeleCom was in default under its debt agreements and all of its debt outstanding at December 31, 2002 has been reflected as a current liability in the accompanying consolidated balance sheet. As discussed in Note 1, all amounts outstanding under the Pre-Petition Credit Agreement and the Senior Subordinated Notes were cancelled on November 10, 2003 in accordance with the terms of the plan of reorganization.

        Other debt at December 31, 2003 consists of a sale/leaseback finance obligation with a one-time purchase option with respect to one of the Company's manufacturing facilities exercisable during the period December 13, 2008 to December 13, 2009 at a price equal to the greater of $5 million and the then fair value of the leased property.

        The fair value of the Company's long-debt at December 31, 2003 was approximately $173 million based primarily on recent trading activity. The fair value of Superior TeleCom's debt under the Pre-Petition Credit Agreement at December 31, 2002, based on the quoted market price for the same or similar issues or on then current rates offered to Superior TeleCom for debt of the same remaining maturities was approximately $616.3 million. Superior TeleCom was unable to estimate the fair value of the Senior Subordinated Notes at December 31, 2002.

        The aggregate contractual principal maturities of long-term debt for the five years subsequent to December 31, 2003 are as follows:

Year	Amount (in thousands)
2004	$—
2005	—
2006	—
2007	—
2008	145,000
Thereafter	12,000

$157,000

9.    Trust Convertible Preferred Securities

        On March 31, 1999, Superior Trust I (the "Trust"), a trust in which Superior TeleCom owned all the common equity interests, issued 3,332,254 shares of 8 1/2% Trust Convertible Preferred Securities ("Trust Convertible Preferred Securities") with a liquidation value of $50 per share. The sole assets of the Trust were Superior TeleCom's 8 1/2% Convertible Subordinated Debentures ("Convertible Debentures") with an aggregate principal amount of $171.8 million at an interest rate of 8 1/2% per annum and a maturity date of March 30, 2014.

        Superior TeleCom's Chapter 11 filing constituted an early dissolution event under the terms of the instruments governing the Trust and as a result the Trust was liquidated by distributing to holders of the Trust Convertible Preferred Securities an aggregate principal amount of Convertible Debentures equal to the aggregate liquidation amount of their Trust Convertible Preferred Securities. As discussed in Note 1, all outstanding 8 1/2% Convertible Debentures were cancelled on November 10, 2003 in accordance with the terms of the plan of reorganization.

        The estimated aggregate fair value of the Trust Convertible Preferred Securities, when issued, was approximately $133.3 million based on average per share trading values on the New York Stock Exchange. The resulting discount of $33.3 million was being amortized using the effective interest method over the term of the Trust Convertible Preferred Securities. At December 31, 2002, the fair value of the Trust Convertible Preferred Securities, based on quoted market price, was approximately $1.2 million.

10.    Income (loss) per share

        The computation of basic and diluted income (loss) per share for the period November 11, 2003 to December 31, 2003, the period January 1, 2003 to November 10, 2003, and the years ended December 31, 2002 and 2001 is as follows:

	Superior Essex Inc.			Superior TeleCom Inc.
	Period November 11, 2003 to December 31, 2003			Period January 1, 2003 to November 10, 2003
	Net loss	Shares	Per Share Amount	Net Income	Shares	Per Share Amount
	(in thousands, except per share data)
Basic net income (loss) per common share	$(2,443)	16,500	$(0.15)	$877,705	$21,809	$40.25

Dilutive impact of 8 1/2% Convertible Debentures	—	—		5,050	3,831

Diluted net income (loss) per common	$(2,443)	16,500	$(0.15)	$882,755	25,640	$34.43

	Superior TeleCom Inc.
	Year Ended December 31, 2002			Year Ended December 31, 2001
	Net loss	Shares	Per Share Amount	Net Income	Shares	Per Share Amount
	(in thousands, except per share data)
Basic loss per common share before cumulative effect of accounting change	$(536,788)	21,287	$(25.22)	$(32,503)	20,635	$(1.58)

Dilutive impact of common stock equivalents	—	—		—	—

Diluted net loss per common share before cumulative effect of accounting change	$(536,788)	21,287	$(25.22)	$(32,503)	20,635	$(1.58)

        The basic and diluted loss per share amounts for the period November 11, 2003 to December 31, 2003, the period January 1, 2003 to November 10, 2003, and the years ended December 31, 2002 and 2001 are computed by dividing the applicable statement of operations amount by the weighted average shares outstanding. The assumed conversion of the Trust Convertible Preferred Securities has been excluded from the loss per share calculation for the years ended December 31, 2002 and 2001 as the impact would be anti-dilutive. None of the Company's or Superior TeleCom's stock options or unvested restricted stock awards outstanding have been included in the computation of diluted earnings per share because to do so would be antidilutive for all periods presented. As discussed in Note 1, the plan of reorganization resulted in the cancellation of all outstanding shares of common stock of Superior TeleCom, as well as all options, warrants and related rights to purchase or otherwise receive shares of Superior TeleCom common stock.

        As a publicly traded company, Superior Israel had certain stock options outstanding pursuant to stock option plans in existence prior to investment by Superior Telecom therein. The dilutive impact of such stock options to the Superior TeleCom' loss per share calculation for the years ended December 31, 2003 and 2002 was immaterial.

11.    Reorganization items

        Reorganization items represent amounts incurred or gains recognized by Superior Telecom as a result of the Chapter 11 filings and the adoption of fresh-start reporting and are summarized as follows for the period January 1, 2003 to November 10, 2003 (in thousands):

Professional fees	$(18,569)
Adjustments to pre petition liabilities	(27,006)
Write off of deferred debt issue costs	(26,364)
Settlement of pre-petition liabilities	5,187
Employee retention and severance	(4,481)
Gain on cancellation of indebtednes	976,396
Fresh-start reporting adjustments	(12,119)
Other	(2,315)

$890,729

        Adjustments to pre-petition liabilities represent amounts to adjust the carrying value of the Trust Convertible Preferred Securities (which were exchanged for Convertible Debentures as a result of the liquidation of the Trust on or about April 30, 2003) to the estimated amount of the allowed claim including accrued and unpaid distributions.

12.    Stock based compensation plans

        In connection with the plan of reorganization, the Company adopted the Superior Essex Inc. 2003 Stock Incentive Plan (the "2003 Plan") pursuant to which a committee of the Company's board of directors may grant stock options or restricted stock awards to employees, non-employee directors and certain service providers. The Plan authorizes grants of awards or options to purchase up to 1,833,333 shares of authorized but unissued common stock, stock held in treasury or both. Stock options can be granted with an exercise price less than, equal to or greater than the stock's fair market value at the date of grant. The term of stock options granted shall not exceed 10 years.

        Superior Telecom sponsored the Superior TeleCom Inc. 1996 Stock Incentive Plan which provided for grants of incentive and non-qualified stock options. In January 2001, Superior TeleCom adopted a stock option restructuring program pursuant to which designated employees and non-employee directors could elect to cancel certain of their outstanding stock options in exchange for the grant of replacement stock options or shares of restricted stock, depending upon the number of stock options held. Approximately 2.9 million options were cancelled and the new options granted were accounted for on a variable basis.

        Superior Telecom also sponsored the Superior TeleCom Employee Stock Purchase Plan (the "ESPP") which allowed eligible employees the right to purchase common stock of Superior Telecom on a quarterly basis at the lower of 85% of the common stock's fair market value on the last day of the preceding calendar quarter or on the last day of the current calendar quarter. A total of 153,260 shares were issued to employees during the year ended December 31, 2001 Because of the depletion of authorized common shares allocated for issuance, the ESPP was suspended effective December 31, 2001.

        Superior Telecom also sponsored the Stock Compensation Plan for Non-Employee Directors. Under the Stock Compensation Plan for Non-Employee Directors, prior to 2003 each non-employee director of Superior TeleCom automatically received 50% of the annual retainer in either deferred common stock or non-qualified stock options, as elected by the director.

        Superior Telecom sponsored unfunded deferred compensation plans whereby certain key management employees were permitted to defer the receipt of all, or a portion of, their salary or bonus (including cash or shares of restricted stock) and shares issued upon stock option exercises, as defined by the plans. The plans also provided for matching contributions by Superior TeleCom in various percentages upon shares of common stock deferred therein. Shares issued pursuant to the deferred stock component of these plans were held in irrevocable grantor trusts.

        As discussed in Note 1, the plan of reorganization resulted in the cancellation of all outstanding shares of common stock of Superior TeleCom, as well as all options, warrants and related rights to purchase or otherwise receive shares of Superior TeleCom common stock.

        Total compensation expense related to all stock based compensation plans for the period November 11, 2003 to December 31, 2003, the period January 1, 2003 to November 10, 2003 and the years ended December 31, 2002 and 2001 was $0.1 million, $0.9 million $1.3 million and $2.0 million, respectively.

        The following table summarizes stock option activity for the period November 11, 2003 to December 31, 2003, the period January 1, 2003 to November 10, 2003 and the years ended December 31, 2002 and 2001:

	Shares Outstanding	Weighted Average Exercise Price
Superior TeleCom Inc.:
Outstanding at December 31, 2000	3,307,527	$16.29
Canceled	(3,105,392)	15.81
Granted	4,137,400	2.72

Outstanding at December 31, 2001	4,339,535	3.70
Canceled	(506,510)	5.68
Granted	352,540	0.44

Outstanding at December 31, 2002	4,185,565	2.89
Canceled	(4,185,565)	2.89
Granted	—

Outstanding at November 10, 2003	—

Superior Essex Inc.:
Outstanding at November 11, 2003	—
Granted	42,000	10.00

Outstanding at December 31, 2003	42,000	10.00

        Information with respect to stock-based compensation plan stock options outstanding at December 31, 2003 is as follows:

	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding at December 31, 2003	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number exercisable at December 31, 2003	Weighted average exercise price
$10.00	42,000	10	$10.00	—	—

        Pursuant to an employment agreement, a total of 330,000 shares of restricted stock valued at $10 per share were granted to the Company's chief executive officer. The restricted stock award vests at the rate of 12.5% of the shares granted at the end of each six-month period commencing on November 10, 2003.

13.    Employee benefits

Pension and postretirement benefits

        The Company provides for postretirement employee health care and life insurance benefits for a limited number of its employees. The Company has established a specified amount it will pay per employee for such benefits; therefore, health care cost trends do not affect the calculation of the postretirement benefit obligation or its net periodic benefit cost.

        Superior TeleCom sponsored several defined benefit pension plans which were assumed by the Company pursuant to the plan of reorganization. The defined benefit pension plans generally provide for payment of benefits, commencing at retirement (between the ages of 55 and 65), based on the employee's length of service and earnings. In connection with implementation of the plan of reorganization, benefit accruals for salaried employees and non-union hourly employees were frozen effective January 22, 2004. The impact of the freeze has been reflected in the change in the benefit obligation for the period January 1, 2003 to November 10, 2003.

        Superior TeleCom sponsored an unfunded supplemental executive retirement plan (the "SERP"). The SERP provided for retirement benefits based on the same formula as in effect under a certain salaried employees' plan, but only took into account compensation in excess of amounts that could be recognized under the salaried employees' plan. The SERP was rejected pursuant to the plan of reorganization resulting in a reduction of the benefit obligation of Superior TeleCom of $8.2 million.

13.    Employee benefits

        The change in the projected benefit obligation, the change in plan assets and the funded status of the defined benefit pension plans and the post-retirement health care benefits plans during the period November 11, 2003 to December 31, 2003, the period January 1, 2003 to November 10, 2003 and the year ended December 31, 2002 are presented below, along with amounts recognized in the respective consolidated balance sheets:

	Defined Benefit Pension Plans			Post-Retirement Health Care Benefits
	Superior Essex Inc.			Superior Essex Inc.
					Superior TeleCom Inc.
		Superior TeleCom Inc.
	Period November 11, 2003 to December 31, 2003			Period November 11, 2003 to December 31, 2003	Period January 1, 2003 to November 10, 2003
		Period January 1, 2003 to November 10, 2003	Year Ended December 31, 2002			Year Ended December 31, 2002
	(in thousands)
Change in benefit obligation:
Benefit obligation at beginning of period	$117,384	$119,949	$113,109	$2,880	$2,675	$2,203
Service cost	163	2,423	3,455	10	45	52
Interest cost	1,079	6,302	7,942	30	145	167
Actuarial loss	334	5,828	2,519	—	34	477
Impact of foreign currency exchange	107	1,390	26	—	—	—
Benefits paid	(702)	(4,338)	(4,007)	(5)	(19)	(224)
Curtailment	—	(5,931)	(3,202)	—	—	—
Special termination benefit	—	—	107	—	—	—
Plan of reorganization	—	(8,239)	—	—	—	—

Benefit obligation at end of period	$118,365	$117,384	$119,949	$2,915	$2,880	$2,675

Change in plan assets:
Fair value of plan assets at beginning of period	$80,971	$75,617	$90,254	$—	$—	$—
Actual return (loss) on plan assets	2,177	4,801	(13,524)	—	—	—
Employer contributions	—	3,863	2,865	5	19	224
Impact of foreign currency exchange	84	1,028	29	—	—	—
Benefits paid	(702)	(4,338)	(4,007)	(5)	(19)	(224)

Fair value of plan assets at end of period	$82,530	$80,971	$75,617	$—	$—	$—

Funded status	$(35,835)	$(36,413)	$(44,332)	$(2,915)	$(2,880)	$(2,675)
Unrecognized actuarial (gain) loss	(677)	—	23,269	—	—	699
Unrecognized prior service cost	—	—	498	—	—	—

Net amount recognized	$(36,512)	$(36,413)	$(20,565)	$(2,915)	$(2,880)	$(1,976)

	Defined Benefit Pension Plans		Post-Retirement Health Care Benefits
	Superior Essex Inc.		Superior Essex Inc.
		Superior TeleCom Inc.		Superior TeleCom Inc.
	Period November 11, 2003 to December 31, 2003		Period November 11, 2003 to December 31, 2003
		Year Ended December 31, 2002		Year Ended December 31, 2002
	(in thousands)
Amounts recognized in the consolidated balance sheets:
Prepaid benefit cost	$—	$1,631	$—	$—
Accrued benefit liability	(36,512)	(22,196)	(2,915)	(1,976)
Additional minimum liability	—	(14,672)	—	—
Intangible asset	—	498	—	—
Accumulated other comprehensive income	—	14,174	—	—

Net amount recognized	$(36,512)	$(20,565)	$(2,915)	$(1,976)

        The aggregate projected benefit obligation, accumulated benefit obligation and fair value of plan assets for pension plans with accumulated benefit obligations in excess of plan assets were $118.4 million, $118.4 million and $82.5 million, respectively, as of December 31, 2003.

        The defined benefit pension plan weighted average asset allocations by asset category are as follows:

	Superior Essex Inc.	Superior TeleCom Inc.
	December 31,
	2003	2002
Asset category:
Equity securities	35%	30%
Corporate debt securities	14	16
U.S Government and agency securities	25	27
Mutual funds	17	1
Cash equivalents	9	26

Total	100%	100%

        Pension plan assets are managed by an investment committee. The investment committee has engaged an investment consultant to provide advice on the investment program and assist in selecting outside investment managers. The investment policy with respect to pension assets seeks long-term appreciation and consistency of total portfolio returns with a target average return of 9% compounded annually over a five-year moving time frame. The investment policy provides for the following targeted asset allocation ranges: equity investments of 40-60%; fixed income investments of 25-50%; cash equivalents of 3-10%; and alternative investments (hedge funds) of 5%. Equity securities must be traded on the New York, American and regional stock exchanges or the NASDAQ market and must represent companies with a minimum market capitalization of $300 million. Fixed income securities are limited to securities with less than 5 years to maturity and a Standard & Poor's rating of A or higher at the time of purchase. Investments in private placements, uncovered options, interest rate futures and derivatives are not permitted. Limits are also placed on investments in individual securities and market sectors.

        The components of net periodic benefit cost of the defined benefit pension plans and the post-retirement health care benefit plans during the period November 11, 2003 to December 31, 2003, the period January 1, 2003 to November 10, 2003, and the years ended December 31, 2002 and 2001 are presented below:

	Defined Benefit Pension Plans
	Superior Essex Inc.	Superior TeleCom Inc.
	Period November 11, 2003 to December 31, 2003	Period January 1, 2003 to November 10, 2003	Years Ended December 31,
			2002	2001
	(in thousands)
Components of net periodic benefit cost:
Service cost	$163	$2,423	$3,455	$3,486
Interest cost	1,079	6,302	7,942	7,349
Expected return on plan assets	(1,045)	(5,021)	(8,034)	(8,378)
Amortization of prior service cost	—	38	79	84
Actuarial (gain) loss	—	925	5	(1,671)

Net periodic benefit cost	197	4,667	3,447	870
Curtailment	—	—	69	—

Total	$197	$4,667	$3,516	$870

	Post-Retirement Health Care Benefits
	Superior Essex Inc.	Superior TeleCom Inc.
	Period November 11, 2003 to December 31, 2003	Period January 1, 2003 to November 10, 2003	Years Ended December 31,
			2002	2001
	(in thousands)
Components of net periodic benefit cost:
Service cost	$10	$45	$52	$58
Interest cost	30	145	167	148
Expected return on plan assets	—	—	—	—
Amortization of prior service cost	—	—	—	—
Actuarial (gain) loss	—	33	8

Total	$40	$223	$227	$206

        The actuarial present value of the projected pension benefit obligation and the postretirement health care benefits obligation at December 31, 2003, 2002 and 2001 were determined based upon the following assumptions:

	Defined Benefit Pension Plans			Post-Retirement Health Care Benefits
	Superior Essex Inc.	Superior TeleCom		Superior Essex Inc.	Superior TeleCom
	2003	2002	2001	2003	2002	2001
Discount rate	6.0%	6.75%	7.25%	6.0%	6.75%	7.25%
Increase in future compensation	N/A	3%	4.5%	N/A	N/A	N/A

        The net periodic benefit cost of the defined benefit pension plans was determined using the following assumptions:

	Superior Essex Inc.	Superior TeleCom Inc.
			Years Ended December 31,
	Period November 11 to December 31 2003	Period January 1 to November 10, 2003
			2002	2001

Discount rate	6.75%	6.75%	7.25%	7.50%
Expected return on plan assets	8.0%	8.0%	9.0%	9.0%
Increase in future compensation	N/A	3.0%	4.5%	4.5%

        To determine the long-term rate of return on pension assets, the Company considers the current and expected plan asset allocation, as well as historical and expected returns on various categories of plan assets.

        Pursuant to the plan of reorganization the Company assumed several defined contribution plans sponsored by Superior TeleCom and its subsidiaries covering substantially all U.S. employees. The plans provide for limited company matching of participants' contributions. The Company's or Superior TeleCom's contributions for the period November 11, 2003 to December 31, 2003, the period January 1, 2003 to November 10, 2003 and the years ended December 31, 2002 and 2001 were $0.2 million, $1.6 million, $4.8 million and $4.8 million, respectively.

Employee retention plans

        In connection with the bankruptcy proceedings, Superior TeleCom filed a motion seeking approval of the implementation of a key employee retention plan and related programs. The Bankruptcy Court approved the following programs: (1) Key Employee Retention Plan (the "KERP"), (2) Cash Incentive Bonus Pool Plan (the "CIBP"), (3) Change in Control Severance Pay Plan (the "CIC Plan"), and (4) Severance Pay Plan (the "Severance Plan"). These plans were assumed by the Company pursuant to the plan of reorganization.

KERP

        The KERP provides 26 participants with the right to receive a stay bonus based on a specified percentage of the participant's base salary. Payments will generally be made in three installments: the first installment equal to 25% of the stay bonus was made on May 1, 2003, the second installment equal to 37.5% of the stay bonus was made on September 4, 2003, and the final installment equal to 37.5% of the stay bonus will be made on May 10, 2004. Certain participants also received an incentive bonus, paid in a single installment following the effective date of the plan of reorganization, based upon a specified percentage of the participant's base salary and the achievement of specified "liquidity" targets. Certain employees may also be entitled to receive a discretionary bonus. The maximum potential cost of the KERP is $3.15 million comprised of $2.6 million of stay bonus, $0.3 million of liquidity bonus and $0.25 million discretionary bonus.

CIBP

        The CIBP provides 125 employees not participating in the KERP with the right to receive an annual incentive bonus, generally payable in a single installment on or about January 1, 2004, based on a specified percentage of the participant's base salary. Continued employment through January 1, 2004 is the only condition to receive the bonus. The effective date of the CIBP was April 10, 2003. A total of $2.3 million was paid in January 2004 with respect to benefits provided under the CIBP.

Severance Plan

        The Severance Plan provides approximately 1,000 employees with the right to receive a severance benefit based on a specified percentage of the participant's base salary in the event that the participant's employment is terminated by the Company without "cause." The maximum potential cost of severance benefits under the plan is limited to $11.1 million. Benefits payable to certain participants may be offset by a specified portion of any benefits received under the KERP. The severance plan may be terminated by the Company at any time following the one year anniversary of the effective date of the plan of reorganization.

CIC Plan

        The CIC Plan provides seven employees with the right to receive a severance benefit, in lieu of any severance benefits otherwise payable under the Severance Plan, based on a specified percentage of the participant's base salary and target performance bonus in the event that the participant's employment is terminated by the Company without "cause" or by the participant for "good reason" during the period commencing on a "change in control" (which does not include confirmation of the plan of reorganization) and ending on the first anniversary thereof. Participants may also be entitled to additional payments if the participant becomes entitled to payments and/or benefits which would constitute "excess parachute payments" under the Internal Revenue Code. The maximum potential cost of severance benefits under the CIC Plan is $4.34 million.

        A total of $0.8 million and $6.4 million related to the plans described above was expensed during the period November 11, 2003 to December 31, 2003 and the period January 1, 2003 to November 10, 2003, respectively.

14.    Income taxes

        The provision for income tax expense (benefit) for the period November 11, 2003 to December 31, 2003, the period January 1, 2003 to November 10, 2003 and the years ended December 31, 2002 and 2001 is comprised of the following:

	Superior Essex Inc.	Superior TeleCom Inc.
	Period November 11, 2003 to to December 31, 2003	Period January 1, 2003 to to November 10, 2003
			Year Ended December 31,
			2002	2001
	(in thousands)
Current:
Federal	$—	$—	$(59,072)	$(6,641)
State	48	210	15,471	99
Foreign	(746)	290	(513)	3,694

Total current	(698)	500	(44,114)	(2,848)

Deferred:
Federal	(1,266)	(6,627)	(45,128)	1,681
State	(59)	(286)	(13,262)	(2,375)
Foreign	752	3,654	(4,161)	(1,798)

Total deferred	(573)	(3,259)	(62,551)	(2,492)

Total income tax benefit	$(1,271)	$(2,759)	$(106,665)	$(5,340)

        Income (loss) before income taxes, distributions on preferred securities of Superior Trust I, minority interest and cumulative effect of accounting change attributable to domestic and foreign operations was as follows:

	Superior Essex Inc.	Superior TeleCom Inc.
	Period November 11, 2003 to to December 31, 2003	Period January 1, 2003 to to November 10, 2003
			Year Ended December 31,
			2002	2001
	(in thousands)
United States	$(3,722)	$883,725	$(593,680)	$(25,851)
Foreign	8	(3,729)	(36,581)	940

Income (loss) before income taxes, distributions on preferred securities of Superior Trust I, minority interest and cumulative effect of accounting change	$(3,714)	$879,996	$(630,261)	$(24,911)

        The provision (benefit) for income taxes differs from the amount computed by applying the U.S. federal income tax rate of 35% because of the effect of the following items:

	Superior Essex Inc.	Superior TeleCom Inc.
	Period November 11 2003 to to December 31, 2003	Period January 1 2003 to to November 10, 2003
			Year Ended December 31,
			2002	2001
	(in thousands)
Expected income tax expense at U.S. federal statutory tax rate	$(1,300)	$307,999	$(220,591)	$(8,719)
State income tax expense (benefit), net of U.S. federal income tax benefit	(13)	210	(9,926)	(931)
Taxes on foreign income at rates which differ from the U.S. federal statutory rate	20	(167)	4,915	1,897
Distributions on preferred securities of Superior Trust I	—	(839)	(5,829)	(5,377)
Nondeductible goodwill amortization and impairment	—	—	113,633	7,113
Reorganization items	—	(316,561)	—	—
Change in valuation allowance	—	6,403	16,800	—
Other, net	22	196	(5,667)	677

Benefit for income taxes	$(1,271)	$(2,759)	$(106,665)	$(5,340)

        Items that result in deferred tax assets and liabilities at December 31, 2003 and 2002 are as follows:

	Superior Essex Inc.	Superior TeleCom Inc.
	2003	2002
	(in thousands)
Deferred tax assets:
Sale leaseback	$2,702	$1,875
Accruals not currently deductible for tax	586	7,736
Pension and post retirement benefits	13,085	14,078
Net operating loss carryforwards	5,782	36,440
Other	404	8,296

Total deferred tax assets	22,559	68,425

Deferred tax liabilities:
Inventory reserves	—	11,152
Property, plant and equipment	19,647	50,018
Other	2,321	10,514

Total deferred tax liabilities	21,968	71,684

Net deferred income tax asset (liability)	$591	$(3,259)

        At December 31, 2003, the Company had net operating loss carryforwards for federal income tax purposes of $15 million which are available to offset future federal taxable income through 2023. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon these considerations, management believes it is more likely than not the Company will realize the benefits of these deductible differences at December 31, 2003.

15.    Asset impairments, restructuring and other charges

        As a result of the Electrical Sale (see Note 5), Superior TeleCom evaluated for impairment the long-lived assets of its Electrical wire business, DNE and Superior Israel as of September 30, 2002 pursuant to SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". In accordance with SFAS No. 144, such impairment test was based on probability weighted estimated future cash flows related to such assets including assessment of cash proceeds associated with the sale to Alpine of the Electrical wire business, DNE and Superior TeleCom's investment in Superior Israel. As a result of such review and the subsequent asset sale in connection with the Electrical Sale, Superior TeleCom recorded a pre-tax charge, principally related to the Electrical wire business, of $177.9 million to recognize an impairment of the identified long-lived assets of the Electrical wire business and Superior Israel and the loss on consummation of the Electrical Sale transaction. Additionally, as further discussed in Note 2, Superior TeleCom recognized a goodwill impairment loss of $324.7 million in its Magnet Wire and Distribution and Communications Cable reporting units.

        During the year ended December 31, 2002, Superior TeleCom recorded restructuring and other charges of $37.8 million. These charges included $31.8 million, $4.2 million, $0.9 million and $0.9 million, respectively, related to (i) the closure of its Communications Cable segment's Elizabethtown, Kentucky and Winnipeg, Canada manufacturing facilities; (ii) the closure of its Magnet Wire and Distribution segment's Rockford, Illinois manufacturing facility; (iii) the shutdown of its Electrical Group Canadian operations and (iv) operational restructuring activities at Superior Israel. These actions were principally taken to more closely align productive capacity with current market demands and to reduce overall manufacturing costs. The $37.8 million charge included a $22.6 million write-down of idled property, plant and equipment, $9.0 million of employee separation costs (422 employees) and $6.2 million of other facility related closure costs. Costs to relocate inventory and manufacturing equipment into remaining facilities are being expensed as incurred. At December 31, 2002, $3.2 million, primarily related to employee separation costs, is included in accrued liabilities in the consolidated financial statements. Superior TeleCom incurred an additional $2.3 million of restructuring and other charges for the period January 1, 2003 to November 10, 2003 primarily relating to ongoing closure activities at the Elizabethtown and Winnipeg facilities offset by foreign currency transaction gains of $1.5 million related to Superior TeleCom's Canadian subsidiary. Restructuring and other charges for the period January 1, 2003 to November 10, 2003 also included pre-petition professional fees of $3.6 million incurred in connection with preparation for Superior TeleCom's Chapter 11 filings, $1.1 million of severance payments related to a workforce reduction at Superior TeleCom's U.K. subsidiary, $2.3 million of asset impairments resulting from closure of one of Superior TeleCom's continuous casting lines and $0.8 million of asset impairments resulting from the write-off of abandoned equipment. Restructuring and other charges for the period November 11, 2003 to December 31, 2003 were $1.2 million consisting primarily of ongoing professional fees related to the implementation of the plan of reorganization and employee retention and severance payments under plans established by Superior TeleCom during the pendency of its bankruptcy proceedings.

        During the year ended December 31, 2001, Superior TeleCom recorded restructuring and other charges of $5.4 million, which included (i) a $3.1 million charge related to professional and legal fees incurred for corporate debt restructurings and (ii) a $2.3 million charge related to operational restructuring activities at Superior Israel.

Superior Israel

        During 2000, Superior Israel recorded a $3.8 million restructuring charge, which included a provision for further consolidation of manufacturing facilities. As of December 31, 2001, $3.8 million has been incurred and paid. The restructuring actions resulted in the elimination of approximately 123 positions, most of which were manufacturing related employees. During the year ended December 31, 2001, Superior Israel recorded a $2.3 million restructuring charge for additional exit costs associated with the restructuring.

        During the year ended December 31, 2002, Superior Israel recorded restructuring and other charges of $0.9 million related to operational restructuring activities.

16.    Derivative financial instruments and fair value information

        The Company, to a limited extent, uses or has used forward fixed price contracts and derivative financial instruments to manage foreign currency exchange, commodity price and interest rate risks. The Company does not hold or issue financial instruments for investment or trading purposes. The Company is exposed to credit risk in the event of nonperformance by counter parties for foreign exchange forward contracts, metal forward price contracts and metals futures contracts but the Company does not anticipate nonperformance by any of these counter parties. The amount of such exposure is generally limited to any unrealized gains within the underlying contracts.

Foreign exchange risk management

        Superior TeleCom previously utilized foreign currency forward exchange contracts to hedge certain receivables and payables denominated in foreign currencies to minimize the risk to cash flows related to fluctuations in foreign currency exchange rates. At December 31, 2003, the Company had no such forward exchange contracts.

Commodity price risk management

        The costs of copper, the Company's most significant raw material, and aluminum have historically been subject to considerable volatility. To manage the risk associated with such volatility, the Company enters into futures contracts to match the metal component of customer product pricing with the cost component of the inventory shipped. At December 31, 2003, the Company had futures purchase contracts for 10.5 million pounds of copper expiring through December 2004 and 5.2 million pounds of aluminum expiring through December 2004 related to certain future customer firm sales commitments. At December 31, 2003 the Company also had futures contracts to purchase 110,000 MMBTUs of natural gas expiring through June 2004. These futures contracts have been designated as cash flow hedges with unrealized gains and losses recorded in other comprehensive income until the hedged sales transactions are reflected in the income statement which are generally expected to occur in the next twelve months. Hedge ineffectiveness, which is not significant, is immediately recognized in earnings. At December 31, 2003, the Company had an unrealized gain of $3.6 million on these futures contracts. A total of $0.6 million of this unrealized gain arose during the period November 11, 2003 to December 31, 2003 and is recorded in other comprehensive income. The Company recorded a liability of $3.0 million representing the unrealized loss on sales commitments to customers in connection with the application of fresh-start reporting as of November 10, 2003 corresponding with a $3.0 million unrealized gain on copper futures contracts at that time. Additionally, at December 31, 2003, the Company had futures sales contracts for 10.7 million pounds of copper, or $9.5 million, expiring in March 2004 with an estimated fair value(loss) of $(1.6) million. Changes in the fair value of these contracts are recorded in the consolidated statement of operations on the same line as the underlying exposure being hedged.

        In order to hedge the risk associated with the anticipated future liquidation of a LIFO layer created during 2001, Superior TeleCom entered into certain futures contracts that were classified as cash flow hedges. During the second quarter of 2001, Superior TeleCom determined that the hedge was no longer effective, as the LIFO layer was deemed to be permanent in nature. On July 1, 2001, Superior TeleCom removed the hedge designation for certain LIFO inventory hedge contracts and settled such contracts in September. As a result, Superior TeleCom recorded $1.1 million as a reduction in inventory carrying value and a gain of $0.5 million related to changes in the fair market value of these contracts subsequent to the removal of the hedge designation. The Company has no LIFO layer hedges outstanding at December 31, 2003. The net impact of hedge ineffectiveness for the year ended December 31, 2002 was immaterial.

Interest rate risk management

        In order to limit its exposure to rising interest rates with respect to borrowings under its revolving credit facility, the Company entered into two interest rate cap agreements in December 2003. At December 31, 2003, the Company had outstanding an interest rate cap with a notional amount of $30 million with a 30-day LIBOR cap at 1.75% expiring in December 2005, and an interest rate cap with a notional amount of $30 million with a 30-day LIBOR cap at 5.0% expiring in December 2004. The 30-day LIBOR at December 31, 2003 was 1.12%. The interest rate cap agreements had an aggregate fair value of $0.4 million at December 31, 2003. Changes in the fair value of these interest rate caps are recorded in the consolidated statement of operations.

17.    Commitments and contingencies

        Total rent expense under cancelable and noncancelable operating leases was $1.2 million, $7.1 million, $13.2 million and $13.2 million for the period November 11, 2003 to December 31, 2003, the period January 1, 2003 to November 10, 2003 and the years ended December 31, 2002 and 2001, respectively.

        At December 31, 2003, future minimum lease payments under noncancelable operating leases are as follows (in thousands):

Year
2004	$6,369
2005	5,129
2006	3,988
2007	3,449
2008	3,279
Thereafter	5,719

$27,933

        The Company is subject to lawsuits incidental to its business. In the opinion of management, based on its examination of such matters and discussions with counsel, the ultimate resolution of all pending or threatened litigation, claims and assessments will have no material adverse effect upon the Company's financial position, liquidity or results of operations.

        The Company's operations are subject to environmental laws and regulations in each of the jurisdictions in which it owns or operates facilities governing, among other things, emissions into the air, discharges to water, the use, handling and disposal of hazardous substances and the investigation and remediation of soil and groundwater contamination both on-site at past and current facilities and at off-site disposal locations. On-site contamination at certain of the Company's facilities is the result of historic activities, including certain activities attributable to Superior TeleCom's and the Company's operations and those occurring prior to the use of a facility by Superior TeleCom or the Company. Off-site liability includes clean-up responsibilities and response costs incurred by others at various sites, under federal or state statutes, for which Superior TeleCom has been identified by the United States Environmental Protection Agency, or state environmental agency, as a Potentially Responsible Party, or "PRP," or the equivalent. At the effective date of the plan of reorganization, Superior TeleCom or one of its subsidiaries was named as a PRP with respect to seven sites. Certain PRP representatives filed claims in connection with Superior TeleCom's Chapter 11 proceedings. These claims are being negotiated, and allowed claims will receive a portion of the $3.0 million amount that the plan of reorganization allocated to holders of general unsecured claims.

        Essex International Inc. (including subsidiaries thereof), which Superior TeleCom acquired in 1998 and 1999, has been named as a PRP at a number of sites. Many of the sites for which Essex International is currently named as a PRP are covered by an indemnity from United Technologies Corporation provided in connection with the February 1988 sale of Essex Group Inc. ("EGI") by United Technologies to Essex International. Pursuant to the indemnity, United Technologies agreed to indemnify Essex International against losses incurred under any environmental protection and pollution control laws or resulting from, or in connection with, damage or pollution to the environment arising from events, operations or activities of EGI prior to February 29, 1988, or from conditions or circumstances existing at or prior to February 29, 1988. In order to be covered by the indemnity, the condition, event or circumstance must have been known to United Technologies prior to, and United Technologies must have received notice of the indemnity claim during the five-year period commencing on, February 29, 1988. The sites covered by this indemnity historically have been handled directly by United Technologies and required payments generally have been made directly by United Technologies. Most of these sites are mature sites where allocations of liability have been settled and remediation is well underway or has been completed.

        United Technologies also provided an additional environmental indemnity, referred to as the "basket indemnity." This indemnity relates to liabilities arising from environmental events, conditions or circumstances existing at or prior to February 29, 1988 of which United Technologies received notice during the five-year period commencing on February 29, 1988. As to such liabilities, Essex International is responsible for the first $4.0 million incurred. Thereafter, United Technologies has agreed to indemnify Essex International fully for any liabilities in excess of $4.0 million. Essex International has not incurrred any liabilities covered by this indemnity.

        Apart from the indemnified sites, Essex International has been named as a PRP or a defendant in a civil lawsuit at, or has received inquiries from regulatory agencies involving, a number of off-site or formerly owned sites. Operations of Superior Telecommunications Inc. and DNE, which were subsidiaries of Superior TeleCom, have resulted in releases of hazardous substances or wastes at sites currently or formerly owned or operated by such companies.

        Except for the air quality matters involving two Indiana facilities, none of the sites or matters mentioned above involves the imposition of sanctions, fines or administrative penalties on the Company. The Company believes that any of the environmental proceedings in which it is involved have been or will be addressed in the bankruptcy claims resolution process or will not have a material adverse effect either individually, or in the aggregate, upon its business, financial condition, liquidity or results of operations. There can be no assurance that future developments will not alter this conclusion.

        Since approximately 1990, Essex International has been named as a defendant in a number of product liability lawsuits brought by electricians and other skilled tradesmen claiming injury from exposure to asbestos found in electrical wire products produced many years ago. Litigation against various past insurers of Essex International who had previously refused to defend and indemnify Essex International against these lawsuits was settled during 1999. Under the settlement, Essex International was reimbursed for substantially all of its costs and expenses incurred in the defense of these lawsuits, and the insurers have undertaken to defend, are currently directly defending and, if it should become necessary, will indemnify Essex International against those asbestos lawsuits, subject to the terms and limits of the respective policies. Under the plan of reorganization, certain of the claimants in these actions will be able to assert claims under applicable insurance coverage and other similar arrangements. The Company believes that Essex International's liability, if any, in these matters will not have a material adverse effect either individually, or in the aggregate, upon its business, financial condition, liquidity or results of operations. There can be no assurance, however, that future developments will not alter this conclusion.

        On January 18, 2002, United Technologies brought a third party claim against Essex International in a civil action in Massachusetts. United Technologies had been sued by an insurer for, among other things, approximately $3.1 million in compensatory damages for retrospective premiums for 1999, 2000 and 2001 relating to certain events that allegedly occurred while EGI was a subsidiary of United Technologies. United Technologies' third party complaint against Essex International contended, among other things, that Essex International had agreed, in the stock purchase agreement dated January 15, 1998, to pay such premiums and sought a declaratory judgment, contribution and indemnification for any such retrospective premiums that United Technologies might have to pay the insurer. On January 13, 2003, the court granted the insurer's motion for summary judgment against United Technologies and Essex International's motion to dismiss with prejudice United Technologies' claim against it. United Technologies thereafter indicated an intention to appeal the ruling dismissing the action against Essex International. However, before Essex International's time to respond, those proceedings were stayed by the filing of Superior TeleCom's bankruptcy proceedings. United Technologies and the insurer filed proofs of claim in connection with Superior TeleCom's bankruptcy. The Company believes that these claims will be addressed in the bankruptcy claims resolution process or will not have a material adverse effect either individually, or in the aggregate, upon its business, financial condition, liquidity or results of operations. There can be no assurance that future developments will not alter this conclusion.

        The Company accepts certain customer orders for future delivery at fixed prices. As copper is the most significant raw material used in the manufacturing process, the Company enters into forward purchase fixed price commitments for copper to properly match its cost to the value of the copper to be billed to the customers. At December 31, 2003, the Company had forward fixed price copper purchase commitments for $26.0 million.

18.    Related party transactions

        As discussed in Note 5, in December 2002 Superior TeleCom sold certain assets and securities to Alpine. Also as discussed in Note 5, the Company entered into a Supply and Transitional Services Agreement with Essex Electric, a wholly owned subsidiary of Alpine.

        Superior TeleCom and Alpine were parties to a services agreement (the "Services Agreement") whereby Alpine has provided during certain periods financial, audit and accounting, corporate finance and strategic planning, legal, treasury, insurance and administrative services in return for an annual fee in addition to reimbursement of incidental costs and expenses incurred in connection with Alpine's provision of such services. Under the Services Agreement as amended to date, Superior TeleCom incurred expense of $1.1 million and $2.9 million during the years ended December 31, 2002 and 2001, respectively. The Services Agreement expired on June 30, 2002.

        In 2001, Alpine entered into a commitment to advance to Superior TeleCom approximately $3.8 million to be used solely by Superior TeleCom to make one quarterly cash interest payment on its Senior Subordinated Notes. In 2002, the commitment was funded, and Superior TeleCom issued subordinated notes to Alpine in the face amount of the funds advanced, with such notes due seven years from the date issued. In connection with the funding, Superior TeleCom issued warrants to Alpine to acquire 250,000 shares of its common stock at an exercise price of $1.41 per share and warrants to acquire an additional 2.1 million shares of its common stock at an exercise price of $1.69 per share, subject to Superior TeleCom stockholder approval. The warrants were canceled in connection with the Electrical Sale. The debt was cancelled pursuant to the plan of reorganization.

19.    Business segments and foreign operations

        Reportable segments are strategic businesses that offer different products and services to different customers. These segments are Communications Cable (formerly known as Communications), Magnet Wire and Distribution (formerly known as OEM), Copper Rod and prior to December 11, 2002, Electrical. The Communications Cable segment includes (i) copper and fiber optic outside plant wire and cable for voice and data transmission in telecommunications networks (ii) copper and fiber optic datacom or premise wire and cable for use within homes and offices for local area networks, Internet connectivity and other applications, and (iii) prior to December 11, 2002, all of Superior Israel's and DNE's products. The Magnet Wire and Distribution segment includes magnet wire and related products. Prior to 2003, substantially all copper rod produced by Superior TeleCom was used in its manufacturing operations. Due to available capacity resulting from the Electrical Sale and reduced production volumes in both the Communications Cable and Magnet Wire and Distribution segments, in 2003 Superior TeleCom began to actively offer copper rod for sale to external parties, including Essex Electric. Copper rod produced for internal processing is recorded by the consuming segment at cost as a component of cost of goods sold. Other intersegment transactions are insignificant. The Electrical segment included building and industrial wire and cable. As discussed in Note 5, Superior TeleCom sold DNE, substantially all of its investment in Superior Israel and the operations comprising its Electrical segment on December 11, 2002.

        Segment performance is evaluated based on a number of factors with operating income, excluding restructuring and other charges, asset impairments, and goodwill amortization, being the most critical.

        Operating results for each of the Company's reportable segments are presented below. Corporate and other items shown below are provided to reconcile to the Company's consolidated statements of operations, cash flows and balance sheets.

	Superior Essex Inc.	Superior TeleCom Inc.
	Period November 11, 2003 to December 31, 2003	Period January 1, 2003 to November 10, 2003	Year Ended December 31,
			2002	2001
	(in thousands)
Net Sales (a):
Communications Cable (b)	$41,552	$298,658	$490,602	$726,768
Magnet Wire and Distribution	58,855	417,260	493,542	533,634
Copper Rod (a)	26,002	145,711	13,740	—
Electrical	—	—	442,074	486,900

	$126,409	$861,629	$1,439,958	$1,747,302

Depreciation and amortization expense::
Communications Cable	$1,303	$11,937	$19,661	$21,864
Magnet Wire and Distribution	1,183	11,814	13,749	11,921
Copper Rod	84	1,262	—	—
Electrical	—	—	7,601	9,945
Corporate and other	4	101	2,700	2,462
Amortization of goodwill	—	—	—	21,057

	$2,574	$25,114	$43,711	$67,249

Operating income (loss)::
Communications Cable	$942	$16,661	$22,360	$100,627
Magnet Wire and Distribution	(92)	19,209	$37,540	48,791
Copper Rod	376	(549)	1,055	—
Electrical	—	—	(9,697)	(4,074)
Corporate and other	(1,455)	(9,972)	(23,945)	(25,468)
Restructuring and other charges and asset impairments	(1,184)	(8,638)	(540,335)	(5,358)
Amortization of goodwill	—	—	—	(21,057)

	$(1,413)	$16,711	$(513,022)	$93,461

	Superior Essex Inc.	Superior TeleCom Inc.
	Period November 11, 2003 to December 31, 2003	Period January 1, 2003 to November 10, 2003	Year Ended December 31,
			2002	2001
	(in thousands)
Total assets::
Communications Cable	$180,262		$192,738
Magnet Wire and Distribution	239,468		261,148
Copper Rod	46,625		32,539
Electrical	—		—
Corporate and other	20,570		84,180

	$486,925		$570,605

Capital expenditures::
Communications Cable	$426	$899	$4,136	$16,741
Magnet Wire and Distribution	1,240	1,896	2,225	5,352
Copper Rod	73	27
Electrical	—	—	2,676	2,655
Corporate and other	—	16	1,086	2,516

	$1,739	$2,838	$10,123	$27,264

(a)
Sales of copper rod to Essex Electric accounted for 11% and 10% of consolidated sales for the period January 1, 2003 to November 10, 2003 and the period November 11, 2003 to December 31, 2003, respectively. No other customer accounted for more than 10% of net sales for the period November 11, 2003 to December 31, 2003, the period January 1, 2003 to November 10, 2003 and the years ended December 31, 2002 and 2001.

(b)
Two customers accounted for 22% and 12%, 19% and 18%, 14% and 13%, and 15% and 11% of the Communications Cable segment's net sales for the period November 11, 2003 to December 31, 2003, the period January 1, 2003 to November 10, 2003 and the years ended December 31, 2002 and 2001, respectively. Net sales to the RBOCs and major independent telephone companies accounted for 57%, 57%, 34% and 40% of the Communications Cable segment's sales for the period November 11, 2003 to December 31, 2003, the period January 1, 2003 to November 10, 2003 and the years ended December 31, 2002 and 2001, respectively. Superior Israel net sales represent 21% and 17% of the Communications Cable segment's sales for the years ended December 31, 2002 and 2001, respectively.

        The following provides information about domestic and foreign operations for the period November 11, 2003 to December 31, 2003, the period January 1, 2003 to November 10, 2003, and the years ended December 31, 2002 and 2001.

	Superior Essex Inc.	Superior TeleCom Inc.
	Period November 11, 2003 to December 31, 2003	Period January 1, 2003 to November 10, 2003
			Year Ended December 31,
			2002	2001
	(in thousands)
Net Sales:
United States	$122,051	$832,345	$1,282,760	$1,542,742
Canada	—	—	21,459	41,964
Israel	—	—	103,158	125,868
United Kingdom	4,358	29,284	32,581	36,728

	$126,409	$861,629	1,439,958	$1,747,302

Long-lived assets:
United States	$188,579		219,607
Canada	57		1,351
Israel	—		—
United Kingdom	9,307		10,607
Mexico	25,375		43,562

	$223,318		$275,127

20.    Quarterly financial information (unaudited)

        The unaudited quarterly results of operations of the Company for the period November 11, 2003 to December 31, 2003 and for Superior TeleCom for the period January 1, 2003 to November 10, 2003 and the year ended December 31, 2002 are as follows:

	2003
	Superior TeleCom Inc.				Superior Essex Inc.
	Quarter or Period Ended
					Period November 11 to December 31
	March 31	June 30	September 30	November 10
	(in thousands, except per share data)
Net sales	$249,538	$248,780	$247,660	$115,561	$126,409
Gross profit	26,089	30,012	28,010	13,207	10,055
Restructuring and other charges	4,166	669	2,136	1,667	1,184
Operating income (loss)	1,176	8,389	5,168	1,481	(1,413)
Reorganization items	(34,768)	1,800	(7,338)	931,035	—
Net income (loss)	$(56,001)	$6,557	$(4,407)	$931,556	$(2,443)

Net income (loss) per basic share of common stock(a)	$(2.58)	$0.30	$(0.20)	$42.64	$(0.15)
Net income (loss) per diluted share of common stock(a):	$(2.58)	$0.30	$(0.20)	$36.33	$(0.15)

	2002
	Superior TeleCom Inc.
	Quarter Ended
	March 31	June 30	September 30	December 31
Net sales	$376,778	$391,797	$368,186	$303,197
Gross profit	45,965	48,616	45,837	30,845
Restructuring and other charges	12,590	19,089	1,077	5,001
Operating loss	(3,901)	(7,186)	(107,022)	(394,913)
Loss before cumulative effect of accounting change	(21,170)	(25,256)	(94,926)	(395,436)
Net loss	$(445,673)	$(25,256)	$(94,926)	$(395,436)

Loss before cumulative effect of accounting change per basic and diluted share of common stock(a)	$(1.01)	$(1.18)	$(4.44)	$(18.49)

Net loss per basic and diluted share of common stock(a):	$(21.18)	$(1.18)	$(4.44)	$(18.49)

(a)
Net income per share of common stock is determined by computing a year-to-date weighted average of the incremental shares included in each quarterly net income per share calculation. As a result, the sum of the net income per share for the four quarterly periods may not equal the net income per share for the twelve month period.

21.    Supplemental guarantor information

       The 9% senior unsecured notes issued on April 14, 2004 were issued by Superior Essex Communications LLC and Essex Group, Inc. as joint and several obligors. The notes are jointly and severally guaranteed by the Company and each of its existing and future domestic restricted subsidiaries (as defined in the indenture governing the notes). All of the Company's current domestic subsidiaries, other than IP Licensing LLP, are restricted subsidiaries. The following consolidating information presents information about the Company (the "Parent"), the issuers, guarantor subsidiaries and non-guarantor subsidiaries. As a result of the plan of reorganization and the Company's implementation of fresh-start reporting, the consolidating financial information for periods subsequent to November 10, 2003 reflects a new organizational structure and basis of accounting and is not comparable to the historical consolidating financial information of Superior TeleCom for periods prior to the effective date of the plan of reorganization. For purposes of this presentation for periods prior to November 10, 2003 the parent is Superior TeleCom, Inc., the issuers are Superior Telecommunications Inc. and Essex Group Inc., the guarantor subsidiaries are all direct and indirect domestic subsidiaries of Superior TeleCom, and the non-guarantor subsidiaries are all direct and indirect non-domestic subsidiaries of Superior TeleCom together with Superior Trust I. Investments in subsidiaries are presented on the equity method. Intercompany transactions are eliminated in consolidation.

	Superior Essex Inc. December 31, 2003
	Parent	Issuers	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
ASSETS
Current assets:
Cash and cash equivalents	$—	$6,544	$300	$3,762	$—	$10,606
Accounts receivable, net	—	92,717	1,632	6,544	—	100,893
Inventories, net	—	111,228	5,427	3,132	—	119,787
Other current assets	4,345	16,337	237	2,397	—	23,316

Total current assets	4,345	226,826	7,596	15,835	—	254,602
Property, plant and equipment, net	502	187,319	16,714	18,783	—	223,318
Other assets	3,457	5,547	1	—	—	9,005
Investment in subsidiaries	176,134	40,760	308,382	—	(525,276)	—
Intercompany accounts	2,068	10,619	888	—	(13,575)	—

Total assets	$186,506	$471,071	$333,581	$34,618	$(538,851)	$486,925

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	—	41,910	—	845	—	42,755
Accounts payable	4,298	28,975	610	1,983	—	35,866
Accrued expenses	18,100	40,254	585	(740)	—	58,199

Total current liabilities	22,398	111,139	1,195	2,088	—	136,820
Long term-debt, less current portion	—	152,000	5,000	—	—	157,000
Other long-term liabilities	216	27,066	—	1,931	—	29,213
Intercompany accounts	—	—	—	13,575	(13,575)	—

Total liabilities	22,614	290,205	6,195	17,594	(13,575)	323,033
Stockholders' equity	163,892	180,866	327,386	17,024	(525,276)	163,892

Total liabilities and stockholders' equity	$186,506	$471,071	$333,581	$34,618	$(538,851)	$486,925

	Superior TeleCom Inc. December 31, 2002
	Parent	Issuers	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
ASSETS
Current assets:
Cash and cash equivalents	$—	$4,957	$203	$1,941	$—	$7,101
Accounts receivable, net	—	74,304	3,621	6,590	—	84,515
Inventories, net	—	92,590	8,864	2,909	—	104,363
Other current assets	50,105	8,451	56	6,587	—	65,199

Total current assets	50,105	180,302	12,744	18,027	—	261,178
Property, plant and equipment, net	—	215,231	31,727	28,169	—	275,127
Other assets	1,836	32,461	3	—	—	34,300
Investment in subsidiaries	—	272,806	40,659	—	(313,465)	—
Intercompany accounts	15,690	—	168,140	166,502	(350,332)	—

Total assets	$67,631	$700,800	$253,273	$212,698	$(663,797)	$570,605

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Short-term borrowings	—	57,691	—	—	—	57,691
Current portion of long-term debt	3,748	1,103,431	52	—	—	1,107,231
Accounts payable	—	26,993	5,070	348	—	32,411
Accrued expenses	211	47,925	412	26,959	—	75,507

Total current liabilities	3,959	1,236,040	5,534	27,307	—	1,272,840
Long term-debt, less current portion	—	—	—	—	—	—
Other long-term liabilities	—	42,702	564	1,253	—	44,519
Intercompany accounts	—	350,332	—	—	(350,332)	—

Total liabilities	3,959	1,629,074	6,098	28,560	(350,332)	1,317,359
Accumulated losses in excess of net investment in subsidiaries	947,696	—	—	—	(947,696)	—
Mandatorily redeemable trust convertible preferred securities	—	—	—	137,270	—	137,270
Stockholders' equity (deficit)	(884,024)	(928,274)	247,175	46,868	634,231	(884,024)

Total liabilities and stockholders' equity (deficit)	$67,631	$700,800	$253,273	$212,698	$(663,797)	$570,605

	Superior Essex Inc. Period November 11, 2003 to December 31, 2003
	Parent	Issuers	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
Net sales	$2,420	$123,957	$7,707	$5,759	$(13,434)	$126,409
Cost of goods sold	—	113,911	7,872	5,585	(11,014)	116,354

Gross profit	2,420	10,046	(165)	174	(2,420)	10,055
Selling, general and administrative expenses	1,454	11,059	35	156	(2,420)	10,284
Restructuring and other charges	966	224	—	(6)	—	1,184

Operating income (loss)	—	(1,237)	(200)	24	—	(1,413)
Interest expense	—	(2,578)	(66)	(6)	—	(2,650)
Other income (expense), net	—	352	7	(10)	—	349

Income (loss) before income taxes and equity in loss of subsidiaries	—	(3,463)	(259)	8	—	(3,714)
Benefit (provision) for income taxes	—	1,236	99	(64)	—	1,271
Equity in loss of subsidiaries	(2,443)	(174)	(2,824)	—	5,441	—

Net Loss	$(2,443)	$(2,401)	$(2,984)	$(56)	$5,441	$(2,443)

	Superior TeleCom Inc. Period January 1, 2003 to November 10, 2003
	Parent	Issuers	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
Net sales	$—	$816,267	$68,355	$39,068	$(62,061)	$861,629
Cost of goods sold	—	720,115	66,877	39,380	(62,061)	764,311

Gross profit	—	96,152	1,478	(312)	—	97,318
Selling, general and administrative expenses	2,327	65,623	2,538	1,481	—	71,969
Restructuring and other charges	—	8,700	—	(62)	—	8,638

Operating income (loss)	(2,327)	21,829	(1,060)	(1,731)	—	16,711
Interest income (expense)	13,207	(42,503)	(1)	2,638	—	(26,659)
Other expense, net	—	(45)	(699)	(41)	—	(785)

Income (loss) before reorganization items, income taxes, distributions on preferred securities of Superior Trust I and equity in earnings (loss) of subsidiaries	10,880	(20,719)	(1,760)	866	—	(10,733)
Reorganization items	34,655	951,962	(81,169)	(14,719)	—	890,729
Benefit (provision) for income taxes	73	2,253	518	(85)	—	2,759

Income (loss) before distributions on preferred securities of Superior Trust I and equity in earnings (loss) of subsidiaries	45,608	933,496	(82,411)	(13,938)	—	882,755
Distributions on preferred securities of Superior Trust I	—	—	—	(5,050)	—	(5,050)
Equity in earnings (loss) of subsidiaries	832,097	(27,844)	71,651	—	(875,904)	—

Net income (loss)	$877,705	$905,652	$(10,760)	$(18,988)	$(875,904)	$877,705

	Superior TeleCom Inc. Year Ended December 31, 2002
	Parent	Issuers	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
Net sales	$—	$1,015,648	$338,813	$167,382	$(81,885)	$1,439,958
Cost of goods sold	—	887,153	308,365	155,062	(81,885)	1,268,695

Gross profit	—	128,495	30,448	12,320	—	171,263
Selling, general and administrative expenses	3,561	103,399	24,597	12,393	—	143,950
Restructuring and other charges	—	20,861	—	16,896	—	37,757
Loss (gain) on asset sale and impairments	(1,578)	471,992	16,818	15,346	—	502,578

Operating loss	(1,983)	(467,757)	(10,967)	(32,315)	—	(513,022)
Interest income (expense)	2,113	(127,062)	(507)	11,133	—	(114,323)
Other income (expense), net	—	(25,052)	22,155	(19)	—	(2,916)

Income (loss) before income taxes, distributions on preferred securities of Superior Trust I, equity in loss of subsidiaries, minority interest and cumulative effect of accounting change	130	(619,871)	10,681	(21,201)	—	(630,261)
Benefit (provision) for income taxes	—	105,787	(3,092)	3,970	—	106,665

Income (loss) before distributions on preferred securities of Superior Trust I, equity in loss of subsidiaries, minority interest and cumulative effect of accounting change	130	(514,084)	7,589	(17,231)	—	(523,596)
Distributions on preferred securities of Superior Trust I	—	—	—	(16,654)	—	(16,654)
Equity in loss of subsidiaries	(961,421)	(642,241)	(607,720)	—	2,211,382	—
Minority interest in losses of subsidiaries	—	—	—	3,462	—	3,462

Loss before cumulative effect of accounting change	(961,291)	(1,156,325)	(600,131)	(30,423)	2,211,382	(536,788)
Cumulative effect of accounting change	—	(416,370)	(8,133)	—	—	(424,503)

Net loss	$(961,291)	$(1,572,695)	$(608,264)	$(30,423)	$2,211,382	$(961,291)

	Superior TeleCom Inc. Year Ended December 31, 2001 (unaudited)
	Parent	Issuers	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
Net sales	$—	$1,263,645	$350,787	$201,958	$(69,088)	$1,747,302
Cost of goods sold	—	1,053,730	311,038	175,729	(69,088)	1,471,409

Gross profit	—	209,915	39,749	26,229	—	275,893
Selling, general and administrative expenses	1,543	111,022	28,768	14,684	—	156,017
Restructuring and other charges	—	3,086	—	2,272	—	5,358
Amortization of goodwill	—	20,358	296	403	—	21,057

Operating income (loss)	(1,543)	75,449	10,685	8,870	—	93,461
Interest income (expense)	1,797	(123,110)	(2,893)	9,158	—	(115,048)
Other income (expense), net	—	(28,212)	26,862	(1,974)	—	(3,324)

Income (loss) before income taxes, distributions on preferred securities of Superior Trust I, equity in loss of subsidiaries and minority interest	254	(75,873)	34,654	16,054	—	(24,911)
Benefit (provision) for income taxes	—	21,361	(13,349)	(2,672)	—	5,340

Income (loss) before distributions on preferred securities of Superior Trust I, equity in loss of subsidiaries and minority interest	254	(54,512)	21,305	13,382	—	(19,571)
Distributions on preferred securities of Superior Trust I	—	—	—	(15,362)	—	(15,362)
Equity in earnings (loss) of subsidiaries	(32,757)	7,949	(10,396)	—	35,204	—
Minority interest in losses of subsidiaries	—	—	—	2,430	—	2,430

Net income (loss)	$(32,503)	$(46,563)	$10,909	$450	$35,204	$(32,503)

	Superior Essex Inc. Period November 11, 2003 to December 31, 2003
	Parent	Issuers	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
Cash flows provided by (used for) operating activities	$976	$(2,553)	$1,178	$(2,446)	$(449)	$(3,294)
Cash flows from investing activities:
Capital expenditures	—	(1,627)	(112)	—	—	(1,739)

Cash flows used for investing activities	—	(1,627)	(112)	—	—	(1,739)

Cash flows from financing activities:
Repayments of short-term borrowings, net	—	—	—	(309)	—	(309)
Repayments under revolving credit facilities, net	—	(842)	—	—	—	(842)
Intercompany accounts	(2,068)	994	(888)	1,962	—	—
Other	(449)	—	—	—	449	—

Cash flows provided by (used for) financing activities	(2,517)	152	(888)	1,653	449	(1,151)

Effect of exchange rate changes on cash	—	(82)	—	640	—	558

Net increase (decrease) in cash and cash equivalents	(1,541)	(4,110)	178	(153)	—	(5,626)
Cash and cash equivalents at beginning of period	1,541	10,654	122	3,915	—	16,232

Cash and cash equivalents at end of period	$—	$6,544	$300	$3,762	—	$10,606

	Superior TeleCom Inc. Period January 1, 2003 to November 10, 2003
	Parent	Issuers	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
Cash flows provided by (used for) operating activities	$(4,374)	$76,707	$(2,092)	$1,402	—	$71,643
Cash flows from investing activities:
Capital expenditures	(16)	(2,883)	61	—	—	(2,838)
Net proceeds from sale of assets	—	3,935	7	1,739	—	5,681
Other	(471)	1,275	(171)	—	—	633

Cash flows provided by (used for) investing activities	(487)	2,327	(103)	1,739	—	3,476

Cash flows from financing activities:
Short-term borrowings (repayments), net	—	(57,691)	—	1,154	—	(56,537)
Borrowings under revolving credit facilities, net	—	14,222	—	—	—	14,222
Debt issuance costs	—	(3,900)	—	—	—	(3,900)
Repayments of long-term borrowings	—	(20,151)	(52)	—	—	(20,203)
Intercompany accounts	6,402	(5,817)	2,166	(2,751)	—	—

Cash flows used for financing activities	6,402	(73,337)	2,114	(1,597)	—	(66,418)

Effect of exchange rate changes on cash	—	—	—	430	—	430

Net increase (decrease) in cash and cash equivalents	1,541	5,697	(81)	1,974	—	9,131
Cash and cash equivalents at beginning of period	—	4,957	203	1,941	—	7,101

Cash and cash equivalents at end of period	$1,541	$10,654	$122	$3,915	—	$16,232

	Superior TeleCom Inc. Year Ended December 31, 2002
	Parent	Issuers	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
Cash flows provided by (used for) operating activities	$(3,788)	$(33,362)	$17,949	$6,894	—	$(12,307)
Cash flows from investing activities:
Capital expenditures	—	(7,675)	(1,210)	(1,238)	—	(10,123)
Net proceeds from sale of assets	13,941	57,581	13,437	(1,383)	—	83,576
Superior Israel customer loan repayments, net	—	—	—	6,157	—	6,157
Other	—	5,471	—	310	(4,768)	1,013

Cash flows provided by investing activities	13,941	55,377	12,227	3,846	(4,768)	80,623

Cash flows from financing activities:
Repayments of short-term borrowings, net	—	(66,697)	—	—	—	(66,697)
Borrowings under revolving credit facilities, net	—	22,480	—	7,759	—	30,239
Debt issuance costs	—	(3,939)	—	—	—	(3,939)
Long-term borrowings—Israel	—	—	—	1,479	—	1,479
Long-term borrowings (repayments)	3,748	(30,382)	(173)	(14,870)	—	(41,677)
Intercompany accounts	(14,060)	53,353	(31,166)	(8,127)	—	—
Dividends paid	—	—	—	(4,768)	4,768	—
Other, net	159	—	—	—	—	159

Cash flows used for financing activities	(10,153)	(25,185)	(31,339)	(18,527)	4,768	(80,436)

Effect of exchange rate changes on cash	—	—	—	(90)	—	(90)

Net decrease in cash and cash equivalents	—	(3,170)	(1,163)	(7,877)	—	(12,210)
Cash and cash equivalents at beginning of period	—	8,127	1,366	9,818	—	19,311

Cash and cash equivalents at end of period	$—	$4,957	$203	$1,941	—	$7,101

	Superior TeleCom Inc. Year Ended December 31, 2001 (unaudited)
	Parent	Issuers	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
Cash flows provided by operating activities	$357	$32,590	$7,268	$18,680	—	$58,895
Cash flows from investing activities:
Capital expenditures	—	(20,013)	(3,226)	(4,025)	—	(27,264)
Net proceeds from sale of assets	—	4,325	10	2,054	—	6,389
Superior Israel customer loan advances, net	—	—	—	(13,018)	—	(13,018)
Other	—	—	—	11	—	11

Cash flows provided used for investing activities	—	(15,688)	(3,216)	(14,978)	—	(33,882)

Cash flows from financing activities:
Repayments of short-term borrowings, net	—	(35,612)	—	—	—	(35,612)
Borrowings (repayments) under revolving credit facilities, net	—	101,029	—	(6,830)	—	94,199
Debt issuance costs	—	(2,269)	—	—	—	(2,269)
Long-term borrowings—Israel	—	—	—	17,326	—	17,326
Repayments of long-term borrowings	—	(82,185)	(209)	(9,167)	—	(91,561)
Intercompany accounts	(1,247)	770	(1,492)	1,969	—	—
Other, net	890	(1,517)	—	—	—	(627)

Cash flows provided by (used for) financing activities	(357)	(19,784)	(1,701)	3,298	—	(18,544)

Effect of exchange rate changes on cash	—	—	—	(160)	—	(160)

Net increase (decrease) in cash and cash equivalents	—	(2,882)	2,351	6,840	—	6,309
Cash and cash equivalents at beginning of period	—	11,009	(985)	2,978	—	13,002

Cash and cash equivalents at end of period	$—	$8,127	$1,366	$9,818	—	$19,311

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Superior Essex Inc.
Atlanta, Georgia

        We have audited the consolidated financial statements of Superior Essex Inc. and subsidiaries (successor) as of December 31, 2003 and for the period November 11, 2003 (inception) to December 31, 2003, and the consolidated financial statements of Superior TeleCom Inc. and subsidiaries (predecessor) as of December 31, 2002 and for the period January 1, 2003 to November 10, 2003 and the year ended December 31, 2002, and have issued our report thereon dated March 19, 2004 (July 30, 2004 as to Note 21) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to changes in methods of accounting, application of AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code," to the consolidated financial statements of Superior Essex Inc. and procedures relating to certain disclosures and reclassifications of financial statement amounts related to the 2001 financial statements that were audited by other auditors who have ceased operations); such financial statements and report are included elsewhere in this current report under Form 8-K. Our audits also included the 2002 and 2003 financial statement schedule, Schedule II—Valuation and Qualifying Accounts. This financial statement schedule is the responsibility of management. Our responsibility is to express an opinion based on our audits. In our opinion, such 2002 and 2003 financial statement schedule, when considered in relation to the 2002 and 2003 basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein. The financial statement schedule for the year ended December 31, 2001 was audited by other auditors who have ceased operations. Those auditors expressed an opinion, in their report dated February 18, 2002, that such 2001 financial statement schedule, when considered in relation to the 2001 basic financial statements taken as a whole (prior to the disclosures and reclassifications referred to above), presented fairly, in all material respects, the information set forth therein.

/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia
March 19, 2004

        The following report is a copy of a report previously issued by Arthur Andersen LLP and it has not been reissued by Arthur Andersen LLP.

Report of Independent Public Accountants

To Superior TeleCom Inc.:

        We have audited in accordance with auditing standards generally accepted in the United States, the financial statements of Superior TeleCom Inc. and subsidiaries included in this annual report on Form 10-K and have issued our report thereon dated February 18, 2002 (except with respect to the matters discussed in Notes 1, 6, 7 and 20, as to which the date is March 28, 2002). Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The Schedule II listed in the index to financial statements is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                      Arthur Andersen LLP

Atlanta, Georgia
February 18, 2002

SUPERIOR ESSEX INC. AND SUBSIDIARIES
SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS
Period November 11, 2003 to December 31, 2003, Period January 1, 2003 to
November 10, 2003, and Years Ended December 31, 2002 and 2001
(in thousands)

	Additions
Description	Balance at Beginning of Period	Charged to Costs and Expenses	Charged to Other Accounts		Deductions		Balance at End of Period
Superior Essex Inc.:
Period November 11, 2003 to December 31, 2003:
Allowance for restructuring activities	$112	$—	$—		$(79)	(a)	$33
Allowance for doubtful accounts	1,827	353	—		(40)	(b)	2,140
Superior TeleCom Inc.:
Period January 1, 2003 to November 10, 2003:
Allowance for restructuring activities	3,214	—	—		(3,102)	(a)	112
Allowance for doubtful accounts	7,676	832	—		(6,681)	(b)	1,827
Year ended December 31, 2002:
Allowance for restructuring activities	608	9,852	—		(7,246)	(a)	3,214
Allowance for doubtful accounts	8,391	1,020	—		(1,735)	(e)	7,676
Year ended December 31, 2001:
Allowance for restructuring activities	2,326	194	—		(1,912)	(a)	608
Allowance for doubtful accounts	4,998	2,820	1,658	(d)	(1,085)	(b)	8,391

(a)
Payments for restructuring liabilities

(b)
Write-offs net of recoveries

(c)
Accrued as a component of acquisition purchase price

(d)
Reclassified from other accounts

(e) Write-offs net of recoveries	$(1,278)
Effect of Electrical Sale	(457)

$(1,735)

QuickLinks

  Exhibit 99.1
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF PREDECESSOR INDEPENDENT PUBLIC ACCOUNTANTS
SUPERIOR ESSEX INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in thousands, except share data)
SUPERIOR ESSEX INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data)
SUPERIOR ESSEX INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (in thousands, except share data)
SUPERIOR ESSEX INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
SUPERIOR ESSEX INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent Public Accountants
SUPERIOR ESSEX INC. AND SUBSIDIARIES SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS Period November 11, 2003 to December 31, 2003, Period January 1, 2003 to November 10, 2003, and Years Ended December 31, 2002 and 2001 (in thousands)